IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 5377-VCL

STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT
This Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement” or the “Stipulation”), dated May 8, 2013, which is entered into between and among (i) plaintiffs Harold L. Hurwitz (“Hurwitz”) and James R. Gummel (“Gummel”) (collectively, “Plaintiffs”), on their own behalf and on behalf of the Class (defined below), and (ii) defendants CNX Gas Corporation (“CNX Gas” or the “Company”), CONSOL Energy Inc. (“CONSOL”), J. Brett Harvey (“Harvey”), Philip W. Baxter (“Baxter”), and Raj K. Gupta (“Gupta”) (collectively, “Defendants”), by and through their undersigned attorneys, states all of the terms of the settlement and resolution of the Consolidated Action (defined below) and is intended by the parties to this Stipulation (the “Parties”) to fully and finally compromise, resolve, discharge and settle the Released Claims (defined below) subject to the approval of the Court of Chancery of the State of Delaware (the “Court”):
Background of the Settlement
WHEREAS, as of March 20, 2010, CONSOL was the largest single stockholder of CNX Gas, owning approximately 83% of the Company’s shares issued and outstanding at that time;
WHEREAS, on March 20, 2010, CONSOL entered into an agreement with CNX Gas’s largest public stockholder (other than CONSOL), T. Rowe Price Associates, Inc. (“T. Rowe Price”), pursuant to which CONSOL agreed to commence a tender offer to acquire all of the shares of CNX Gas common stock that CONSOL did not already own at a price of $38.25, in cash, per share (the “Tender Offer”);
WHEREAS, T. Rowe Price was also CONSOL’s third largest stockholder, owning approximately 11,809,600 shares of CONSOL common stock, or 6.51% of CONSOL’s shares issued and outstanding at that time;
WHEREAS, on March 21, 2010, CONSOL announced that it had entered into the agreement with T. Rowe Price and that it had agreed to commence the Tender Offer. CONSOL subsequently announced that, in the event the conditions of the Tender Offer were satisfied, CONSOL would effect a short-form merger between CNX Gas and a subsidiary of CONSOL (the “Merger,” and together with the Tender Offer, the “Transaction”);
WHEREAS, on March 29, 2010, Gummel filed a putative class action lawsuit in this Court, captioned Gummel v. CONSOL Energy, Inc., C.A. No. 5377-VCL (“Gummel Action”), against CONSOL alleging, among other things, that it breached its fiduciary duties by attempting to acquire the remaining outstanding shares of CNX Gas not already owned by CONSOL through a coercive and unfair process and for an unfair price;
WHEREAS, on March 29, 2010, Daniel Schurr filed a putative class action lawsuit in the Court of Common Pleas of Washington County, Pennsylvania (“Pennsylvania Court”), captioned Schurr v. CNX Gas Corporation, Case No. 2010-2333 (“Schurr Action”), against the Company, members of the Company’s Board of Directors (“Board”), certain officers of the Company and CONSOL, and CONSOL, alleging that the Company’s directors and officers breached their fiduciary duties by, among other things, placing their own interests and the interests of the Company’s majority stockholder ahead of those of the Company’s public stockholders, and further alleging that CNX Gas and CONSOL aided and abetted those breaches of fiduciary duty;
WHEREAS, on March 30, 2010, Ira Gaines (“Gaines”) filed a putative class action lawsuit in this Court, captioned Gaines v. CNX Gas Corporation, C.A. No. 5378-VCL (“Gaines Action”), against the Company, members of the Board, and CONSOL, alleging that the Company’s directors breached their fiduciary duties by, among other things, (i) engaging in a flawed process and failing to act in the interests of CNX Gas’s public stockholders, and (ii) agreeing to an inadequate offer price, and further alleging that CONSOL aided and abetted those breaches of fiduciary duty;
WHEREAS, on April 12, 2010, Samuel S. Polen filed a putative class action lawsuit in the Pennsylvania Court, captioned Polen v. CNX Gas Corporation, Case No. 2010-2626 (together with the Schurr Action, the “Pennsylvania Actions”), against the Company, members of the Company’s Board, and CONSOL, alleging, among other things, that the Company’s directors breached their fiduciary duties by agreeing to sell CNX Gas to CONSOL through an unfair process and for an unfair price, and that CNX Gas and CONSOL aided and abetted those breaches of fiduciary duty;
WHEREAS, on April 12, 13, and 20, 2010, Defendants filed motions to stay the Pennsylvania Actions;
WHEREAS, on April 13, 2010, Hurwitz filed a putative class action lawsuit in this Court, captioned Hurwitz v. CNX Gas Corporation, C.A. No. 5405-VCL (“Hurwitz Action”), against the Company, members of the Board, and CONSOL, alleging that the directors breached their fiduciary duties because they, among other things, (i) had material conflicts of interest by virtue of Defendants Harvey, Gupta, and Baxter all being members of CONSOL’s board of directors, and (ii) as directors of the Company, agreed to accept an inadequate and unfair price, and further alleging that CNX Gas aided and abetted those breaches of fiduciary duty;
WHEREAS, on April 15, 2010, the CNX Gas Board formed a special committee (“Special Committee”) consisting of the Company’s independent director, John R. Pipski (“Pipski”), to evaluate the Tender Offer;
WHEREAS, Plaintiffs Gaines and Hurwitz jointly served their First Request for the Production of Documents and Things to All Defendants on April 16, 2010;
WHEREAS, on April 21, 2010, the Court entered an Order of Consolidation and Appointment of Lead Counsel, which consolidated the Gummel, Gaines, and Hurwitz Actions under the caption In re CNX Gas Corporation Shareholders Litigation, C.A. No. 5377-VCL (the “Consolidated Action”), designated Rigrodsky & Long, P.A. as Plaintiffs’ Co-Lead Counsel, and designated Levi & Korsinsky, LLP as a member of Plaintiffs’ Executive Committee;
WHEREAS, on April 26, 2010, the Pennsylvania Court entered an Order granting Defendants’ motions to stay the Pennsylvania Actions;
WHEREAS, on April 28, 2010, CONSOL announced it was commencing the Tender Offer. The Offer to Purchase was filed with the United States Securities and Exchange Commission (“SEC”) on April 28, 2010 on Schedule TO (“Schedule TO”). The Tender Offer was scheduled to expire on May 26, 2010;
WHEREAS, Plaintiffs filed a Motion for Expedited Proceedings on April 28, 2010, which sought expedited discovery and an expedited hearing and briefing schedule with respect to Plaintiffs’ concomitantly-filed Motion for Preliminary Injunction;
WHEREAS, on April 30, 2010, Plaintiffs filed a Motion for Commission directed to T. Rowe Price, which was granted on May 3, and on May 3, Plaintiffs filed a Motion for Commission directed to Lazard Ltd. (“Lazard”), the Special Committee’s financial advisor, which was granted the same day;
WHEREAS, on May 3, 2010, Plaintiffs served a Subpoena ad testificandum and duces tecum directed to Stifel Nicolaus & Company, Inc. (“Stifel”), CONSOL’s financial advisor in connection with the Transaction;
WHEREAS, the parties subsequently came to an agreement regarding a schedule for expedited proceedings and the presentation of Plaintiffs’ Motion for Preliminary Injunction, and a stipulated Order Regarding Expedited Proceedings was entered by the Court on May 5, 2010;
WHEREAS, on May 11, 2010, the Special Committee filed its Solicitation/Recommendation Statement on Schedule 14D-9 (“14D-9”). In the 14D-9, the Special Committee stated that it expressed no opinion with respect to the Tender Offer and that it was remaining neutral regarding the Tender Offer;
WHEREAS, on May 12, 2010, Plaintiffs’ counsel took the deposition of Defendant Harvey;
WHEREAS, on May 12, 2010, Plaintiffs’ counsel took the deposition of Albert Garner, a managing director of Lazard;
WHEREAS, on May 13, 2010, Plaintiffs’ counsel took the deposition of David Giroux, a portfolio manager at T. Rowe Price;
WHEREAS, on May 14, 2010, Plaintiffs’ counsel took the deposition of Christopher Shebby (“Shebby”), a managing director at Stifel;
WHEREAS, on May 14, 2010, Plaintiffs’ counsel took the deposition of Pipski, the sole member of the Special Committee and the independent director of CNX Gas;
WHEREAS, on May 18, 2010, Plaintiffs filed their Verified Consolidated Class Action Complaint (“Consolidated Complaint”), alleging, among other things, that (i) the Special Committee was unable to perform its function of fully evaluating the Tender Offer because the Special Committee was not granted the authority to consider other alternatives, (ii) the valuation analysis performed by Lazard was flawed and skewed in favor of CONSOL, and (iii) negotiations between CONSOL and T. Rowe Price failed to afford the Company’s minority stockholders any protection. The Consolidated Complaint also alleged numerous omissions of material fact in the 14D-9 and in the Schedule TO filed by CONSOL;
WHEREAS, also on May 18, 2010, Plaintiffs filed their Opening Brief in Support of Their Motion for Preliminary Injunction;
WHEREAS, on May 21, 2010, Defendants filed their Answering Briefs in Opposition to Plaintiffs’ Motion for a Preliminary Injunction;
WHEREAS, on May 22, 2010, Plaintiffs filed their Reply Brief in Support of Their Motion for a Preliminary Injunction;
WHEREAS, on May 24, 2010, the Court held an oral argument on the Motion for Preliminary Injunction;
WHEREAS, on May 25, 2010, the Court entered an Order denying Plaintiffs’ Motion for Preliminary Injunction and issued its accompanying Opinion. Among other things, the Opinion stated that the Transaction would be reviewed for entire fairness. The Court found that Plaintiffs had demonstrated a reasonable likelihood of success on the merits of their claims regarding the fairness of the Tender Offer, but found that Plaintiffs’ disclosure claims were meritless. The Court ultimately denied Plaintiffs’ Motion for Preliminary Injunction because Plaintiffs had not shown any threat of irreparable harm that could not be remedied by an award of post-closing damages;
WHEREAS, on May 26, 2010, the Tender Offer expired. Approximately 95% of the outstanding CNX Gas shares not already owned by CONSOL were tendered in the offer. A subsidiary of CONSOL then consummated the Merger with CNX Gas on May 28, 2010;
WHEREAS, on June 4, 2010, Defendants filed their Application for Certification of Interlocutory Appeal;
WHEREAS, on June 25, 2010, Plaintiffs filed a brief in support of their Opposition to the Application for Certification of Interlocutory Appeal;
WHEREAS, on July 5, 2010, the Court certified the interlocutory appeal. The Delaware Supreme Court declined to accept the interlocutory appeal in an Order dated July 8, 2010;
WHEREAS, on June 7, 2010, Pipski, CNX Gas, CONSOL and the Individual Defendants filed separate Motions to Dismiss the Consolidated Complaint. On June 30, 2010, Pipski filed his Opening Brief in support of his Motion to Dismiss;
WHEREAS, on July 20, 2010, Plaintiffs filed a second Motion for Commission directed to T. Rowe Price, which was granted the same day;
WHEREAS, on July 23, 2010, the Court dismissed Pipski from the case pursuant to a Stipulation and Order of Dismissal. On July 28, 2010, the Court entered a Stipulation and Order of Partial Dismissal, which dismissed Plaintiffs’ disclosure claims;
WHEREAS, on August 6, 2010, the remaining Defendants filed their Answer to the Consolidated Complaint;
WHEREAS, Plaintiffs served their Second Request for the Production of Documents and Things to All Defendants on August 19, 2010;
WHEREAS, on September 15, 2010, Plaintiffs’ counsel took the deposition of John Wakeman, a portfolio manager at T. Rowe Price;
WHEREAS, on September 17, 2010, Plaintiffs’ counsel took the deposition of Shawn Driscoll, a research analyst at T. Rowe Price;
WHEREAS, on September 21, 2010, Plaintiffs’ counsel took the deposition of John Linehan, T. Rowe Price’s Director of U.S. Equity;
WHEREAS, on September 29, 2010, Plaintiffs filed a Motion for Commission directed to Dominion Resources, Inc., which was granted on October 4, 2010;
WHEREAS, on November 9, 2010, Gaines voluntarily dismissed his claims against Defendants, while the remaining Plaintiffs continued to prosecute their claims;
WHEREAS, on December 3, 2010, Defendants’ counsel took the deposition of Plaintiff Gummel;
WHEREAS, on December 9, 2010, Defendants’ counsel took the deposition of Plaintiff Hurwitz;
WHEREAS, on December 17, 2010, Plaintiffs filed a Motion for Class Certification;
WHEREAS, on January 20, 2011, the Court entered a Stipulated Order Granting Plaintiffs’ Motion for Class Certification, which certified a class pursuant to Rule 23(b)(3) consisting of:
Any and all record holders and beneficial owners of common stock of CNX Gas at any time from March 21, 2010 through and including May 28, 2010. Excluded from the Class are Defendants, T. Rowe Price, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price;

WHEREAS, on February 18, 2011, Plaintiffs’ counsel continued their deposition of Defendant Harvey;
WHEREAS, on March 10, 2011, Plaintiffs’ counsel continued their deposition of Shebby;
WHEREAS, on March 11, 2011, Plaintiffs’ counsel took the deposition of Defendant Baxter;
WHEREAS, on March 25, 2011, Plaintiffs’ counsel took the deposition of Defendant Gupta;
WHEREAS, on March 29, 2011, Plaintiffs’ counsel took the deposition of Patrick Keeley, co-head of investment banking at Stifel;
WHEREAS, on April 1, 2011, Plaintiffs’ counsel took the deposition of Jerome Richey, Chief Legal Officer and Secretary for CONSOL and CNX Gas at the time of the Tender Offer;
WHEREAS, Plaintiffs filed with the Court and served upon Defendants the expert reports of Daniel Beaulne (“Beaulne”), Plaintiffs’ valuation expert, on April 29, 2011, May 27, 2011, and May 21, 2012;
WHEREAS, Defendants served expert reports of Dr. Scott T. Jones (“Jones”), Defendants’ valuation expert, on April 29, 2011, May 27, 2011, and June 20, 2012;
WHEREAS, on May 4, 2011, the Court granted a Stipulation whereby counsel for plaintiff Gaines withdrew from the Consolidated Action;
WHEREAS, on September 7, 2011, Plaintiffs served their Third Request for the Production of Documents and Things to All Defendants;
WHEREAS, on November 23, 2011, Plaintiffs filed a Motion to Extend the Fact Discovery Deadline and to Compel Production of Responsive Documents;
WHEREAS, on December 6, 2011, the Court entered a Briefing Schedule Regarding Plaintiffs’ Motion to Extend the Fact Discovery Deadline and to Compel Production of Responsive Documents;
WHEREAS, on July 19, 2012, Plaintiffs’ counsel took the deposition of Jones;
WHEREAS, on July 20, 2012, Defendants’ counsel took the deposition of Beaulne;
WHEREAS, on January 9, 2013, Plaintiffs’ counsel took the deposition of Stephen M. Kenney, an employee of CONSOL;
WHEREAS, throughout the course of the Consolidated Action, Defendants and third parties produced, and Plaintiffs’ counsel reviewed, over 95,000 pages of documents, including, inter alia, Board meeting minutes, Board presentations, and banker books;
WHEREAS, on January 9, 2013, the Court entered the Stipulated Fifth Amended Pre-Trial Scheduling Order that, among other things, scheduled a four-day trial to commence on March 11, 2013;
WHEREAS, on January 22, 2013, Plaintiffs filed their Opening Pre-Trial Brief, which argued, inter alia, that the process by which Defendants agreed to the Tender Offer was unfair, that the price paid in the Transaction was unfairly low and did not reflect the fair value of the Company, and that Defendants should bear the burden of proof to show the Transaction was entirely fair. Plaintiffs further argued that the negotiations between CONSOL and T. Rowe Price were not at arms’ length and the Special Committee was rendered powerless to negotiate a better deal, adopt other defensive measures, or seek alternative bidders;
WHEREAS, on January 28, 2013, Plaintiffs filed an Unopposed Motion for Approval of Class Notice, which was granted by the Court on January 31, 2013;
WHEREAS, beginning on or about February 13, 2013, the Notice of Pendency of Class Action and Class Certification (“Class Notice”) was disseminated to the Class, which notified stockholders of, among other things, their right to request exclusion from the Class and the procedure to do so. To Plaintiffs’ counsel’s knowledge, only one exclusion request has been received to date, which request was filed prior to the March 4, 2013 deadline for doing so (the “Exclusion Request”);
WHEREAS, on February 19, 2013, CNX Gas, CONSOL and the Individual Defendants filed their Pretrial Brief, arguing that the Court’s preliminary injunction Opinion holding that the unified standard was the appropriate standard by which to review the Tender Offer departed from existing Delaware Court of Chancery and Supreme Court precedent. Defendants also argued that they structured the Transaction in good-faith compliance with then-existing Delaware law. Defendants further argued that, even if the Transaction were to be subject to entire fairness review, the price offered by CONSOL was entirely fair and Plaintiffs and the Class sustained no damages;
WHEREAS, on February 21, 2013, Plaintiffs and Defendants engaged in a one-day in-person mediation session in Washington, D.C., conducted in good faith with arm’s-length negotiations under the supervision and with the assistance of JAMS mediators and arbitrators;
WHEREAS, following mediation, Plaintiffs’ counsel prepared a Pre-Trial Stipulation and Order and continued to prepare for trial;
WHEREAS, good faith, arm’s-length mediated negotiations continued telephonically following the one-day in-person mediation session;
WHEREAS, on February 28, 2013, the Parties reached an agreement in principle to settle the Consolidated Action and resolve Plaintiffs’ claims on the basis that Defendants would pay $42,730,913.50, to be distributed to the Class, which amount approximated the difference between $38.25 per share and $41.00 per share for each share owned by members of the Class at the time of the Closing (as defined herein);
WHEREAS, on March 1, 2013, counsel for the Parties informed the Court of the agreement in principle to settle the Consolidated Action, and requested adjournment of the upcoming deadlines and trial dates;
WHEREAS, Defendants acknowledge that negotiations with Plaintiffs’ counsel were the sole cause of the assumption by Defendants of the obligation to make the Settlement Payment (defined below) pursuant to the Settlement;
WHEREAS, Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage with respect to all claims asserted in the Consolidated Action and the Pennsylvania Actions, including that they have committed any violations of law, that they have acted improperly in any way, and that they have any liability or owe any damages of any kind to Plaintiffs and/or the Class, but are entering into this Stipulation solely because they consider it desirable that the Consolidated Action be settled and dismissed with prejudice in order to, among other things, (i) eliminate the uncertainty, burden, inconvenience, expense, and distraction of further litigation, and (ii) finally put to rest and terminate all the claims that were or could have been asserted by Plaintiffs or any other member of the Class against Defendants in the Consolidated Action, the Pennsylvania Actions, or in any other action, in any court or tribunal, relating to the Transaction;
WHEREAS, the entry by Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted in the Consolidated Action. In negotiating and evaluating the terms of this Stipulation, Plaintiffs’ counsel considered the legal and factual defenses to Plaintiffs’ claims that Defendants raised and might have raised throughout the pendency of the Consolidated Action. In addition, Plaintiffs considered the benefits to be provided to the Class through the Settlement Payment. Based upon their evaluation, Plaintiffs and Plaintiffs’ counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate to Plaintiffs and the Class, and that it confers substantial benefits upon the Class;
WHEREAS, the Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation;
WHEREAS, the Settlement (defined below) of the Consolidated Action on the terms and conditions set forth herein includes, but is not limited to, a release of all claims that were or could have been asserted in the Consolidated Action;
NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, by Plaintiffs, for themselves and on behalf of the Class, and Defendants that, subject to the approval of the Court and pursuant to Court of Chancery Rule 23 and the other conditions set forth herein, for the good and valuable consideration set forth herein and conferred on Plaintiffs and the Class, the Consolidated Action shall be finally and fully settled, compromised and dismissed, on the merits and with prejudice, and that the Released Claims shall be finally and fully compromised, settled, released and dismissed with prejudice as to the Released Parties, in the manner and upon the terms and conditions hereafter set forth.

A.	Definitions
1.The following capitalized terms, used in this Stipulation and its Exhibits, shall have the meanings specified below:
(a)    “Account” means an account at PNC Bank, NA, with Class Counsel (defined herein) as escrow agent, which is to be maintained by the Paying Agent (defined herein) and into which the Settlement Amount shall be deposited. The funds deposited into the Account shall be invested in instruments backed by the full faith and credit of the United States Government or an agency thereof, or if the yield on such instruments is negative, in an account fully insured by the United States Government or an agency thereof.
(b)    “Administrative Costs” means all costs and expenses associated with providing notice of the Settlement to the Class or otherwise administering or carrying out the terms of the Settlement.
(c)    “Class” means any and all record holders and beneficial owners of common stock of CNX Gas Corporation at any time from March 21, 2010 through and including May 28, 2010 (the “Class Period”). Excluded from the Class are Defendants, T. Rowe Price, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price (other than employees of such entities who were not directors or officers during the Class Period), as well as the stockholders who submitted the Exclusion Request.
(d)    “Class Counsel” means Rigrodsky & Long, P.A.
(e)    “Class Member” or “Class Members” mean a member or members of the Class.
(f)    “Effective Date” means the first business day following the date on which all of the conditions set forth in Paragraph 14 hereof shall have occurred.
(g)     “Fee and Expense Award” means an award to Class Counsel of fees and expenses to be paid from the Settlement Amount (defined herein) approved by the Court in accordance with this Stipulation and in full satisfaction of any and all claims for attorneys’ fees that have been, could be or could have been asserted by Plaintiffs’ counsel or any other counsel for any member of the Class.
(h)    “Final,” when referring to the Order and Final Judgment, means that the Order and Final Judgment has been entered by the Court and one of the following has occurred: (i) the time for the filing or noticing of any motion for reconsideration, appeal, or other review of the Order and Final Judgment has expired without any such filing or notice, or (ii) the Order and Final Judgment has been affirmed in all material respects on an appeal or after reconsideration or other review and is no longer subject to review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal or review of the Order and Final Judgment or any order affirming the Order and Final Judgment has expired; provided, however, that any disputes or appeals relating solely to the amount, payment or allocation of attorneys’ fees and expenses shall have no effect on finality for purposes of determining the date on which the Order and Final Judgment became final, and shall not otherwise prevent, limit, or otherwise affect the Order and Final Judgment or prevent, limit, delay or hinder the Order and Final Judgment’s becoming final.
(i)    “Final Approval of the Fee Application” shall be deemed to occur on the first business day following the date any award of attorneys’ fees and expenses in connection with the Fee Application (defined herein) becomes final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise.
(j)    “Net Settlement Amount” means the Settlement Amount as defined herein less any Fee and Expense Award and Administrative Costs.
(k)    “Order and Final Judgment” means the Order and Final Judgment to be entered in the Consolidated Action substantially in the form attached as Exhibit D hereto or as modified by the Court with the written consent of the Parties or as modified by agreement of the Parties in writing.
(l)    “Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.
(m)    “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that Plaintiffs or any or all other Class Members ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under federal securities laws, including such claims within the exclusive jurisdiction of the federal courts, or state disclosure law or any claims that could be asserted derivatively on behalf of CNX Gas), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Transaction (including either or both of the Tender Offer and the Merger), (ii) any deliberations or negotiations in connection with the Transaction, (iii) the consideration received by Class Members or by any other Person in connection with the Transaction, (iv) the Schedule TO, the 14D-9 or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Transaction, (v) the fiduciary duties and obligations of the Released Parties in connection with the Transaction, (vi) any of the allegations in any complaint or amendment(s) thereto filed in the Consolidated Action, including in any of its constituent actions, or the Pennsylvania Actions, or (vii) any other actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or otherwise related, directly or indirectly, in any way to, the Consolidated Action or the Pennsylvania Actions, or the subject matter of those actions; provided, however, that the Released Claims shall not include claims to enforce the Settlement.
(n)    Whether or not any or all of the following Persons were named, served with process or appeared in the Consolidated Action, “Released Parties” means (i) Defendants (i.e., CNX Gas, CONSOL, Harvey, Baxter, and Gupta), (ii) any Person which is, was, or will be related to or affiliated with any or all of Defendants or in which any or all of Defendants has, had, or will have a controlling interest, and (iii) each and all of the foregoing’s respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.
(o)    “Settlement” means the settlement of the Consolidated Action between and among Plaintiffs, on behalf of themselves and the Class, and Defendants, as set forth in this Stipulation.
(p)    “Settlement Amount” means a total of forty-two million, seven hundred thirty thousand nine hundred thirteen dollars and fifty cents in cash ($42,730,913.50). Defendants and/or their insurers will fund in its entirety the Settlement Amount. Nothing in this paragraph shall have an effect on the respective rights and obligations between or among Defendants or their respective insurers, or upon any separate agreements concerning the claims, defenses, debts, obligations or payments between or among Defendants.
(q)    “Settlement Hearing” means the hearing to be held by the Court to determine whether to amend the Court’s previous Stipulated Order Granting Plaintiffs’ Motion for Class Certification (and/or re-certify the Class) on the terms described in Paragraph 3 hereof, whether Plaintiffs and Class Counsel have adequately represented the Class, whether the proposed Settlement should be approved as fair, reasonable and adequate to the Class, whether all Released Claims should be dismissed with prejudice, whether an Order and Final Judgment approving the Settlement should be entered, and whether and in what amount any award of attorneys’ fees and reimbursement of expenses should be paid to Plaintiffs’ counsel out of the Settlement Amount.
(r)    “Settlement Payment Recipients” means all Class Members who were beneficial holders of CNX Gas common stock on May 26, 2010, or if they did not tender their shares in the Tender Offer, at the time of the consummation of the short-form merger on May 28, 2010 (the “Closing”), and who received consideration for shares of CNX Gas common stock in the Transaction, and who submitted a valid claim form in the form attached hereto as Exhibit C (the “Proof of Claim”) to the Paying Agent.
(s)    “Unknown Claims” means any claim that any Plaintiff or any other Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement or to object or to not object to the Settlement. With respect to any of the Released Claims, the Parties stipulate and agree that upon the occurrence of the Effective Date, Plaintiffs shall expressly and each Class Member shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs acknowledge, and the Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the Class Members, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

B.	Settlement Consideration
2.    In consideration for the full and final release, settlement, dismissal, and discharge of any and all Released Claims against the Released Parties, the Parties have agreed to the following consideration:
(a)    The “Settlement Payment”:
(i)    Within five (5) business days after the Court’s entry of the Scheduling Order (defined herein and attached as Exhibit A), $400,000 of the Settlement Amount (the “Administration Fund”) shall be deposited into the Account, provided that Class Counsel has timely provided complete wire transfer information and instructions to Defendants. The Administration Fund shall be used by Class Counsel or its designees only to pay reasonable and necessary Administrative Costs.
(ii)    Within ten (10) business days after the Effective Date, the remaining Settlement Amount shall be deposited (net of the $400,000 Administration Fund advancement provided for in subsection (i), above) into the Account, provided that Class Counsel has timely provided complete wire transfer information and instructions to Defendants. The Account shall be administered by a paying agent chosen by Class Counsel (the “Paying Agent”) and shall be used (i) to pay any Fee and Expense Award, (ii) to pay Administrative Costs, and (iii) following the payment of the foregoing (i) and (ii), for subsequent disbursement of the Net Settlement Amount to the Settlement Payment Recipients as provided in Paragraph 2(b) hereof.
(iii)    Apart from the payment of the Settlement Amount in accordance with this Paragraph 2(a), Defendants shall have no further monetary obligation to Plaintiffs, the Class, any Class Member, Class Counsel, or any other Plaintiffs’ counsel. The Settlement Amount shall be paid without waiver of any right of Defendants to pursue claims against any insurers who have not reached separate settlements with Defendants regarding their contribution to the Settlement Amount.
(iv)    Class Counsel shall be solely responsible for determining whether any taxes of any kind are due on income earned by the Account, for filing any necessary tax returns, and for causing any necessary taxes to be paid. Any such taxes, as well as any expenses incurred by Class Counsel in connection with determining the amount of, and paying, such taxes shall be considered Administrative Costs and shall be paid out of the Settlement Amount.
(b)    Distribution of the Net Settlement Amount: As soon as reasonably practicable after the Effective Date, the Net Settlement Amount will be disbursed by the Paying Agent to the Settlement Payment Recipients and will be allocated on a per-share basis amongst the Settlement Payment Recipients who have submitted to the Paying Agent a valid Proof of Claim by the deadline provided in the Notice (defined herein) based on the number of shares of CNX Gas common stock held by the applicable Settlement Payment Recipient upon the Closing (provided that if a Settlement Payment Recipient held shares of CNX Gas common stock in registered form and has not submitted a letter of transmittal as of the Effective Date, such payment shall be allocated to such Settlement Payment Recipient but will not be remitted until such Settlement Payment Recipient has submitted its letter of transmittal or other satisfactory proof sufficient to determine whether such Class Member is a Settlement Payment Recipient) (the “Initial Distribution”). Defendants shall have no input, responsibility or liability for any claims, payments or determinations by the Paying Agent in respect of Class Member claims for payment under this Settlement. If Plaintiffs and/or the Paying Agent have made reasonable efforts to have Settlement Payment Recipients claim their payments, and the amount of the Net Settlement Amount that remains unclaimed by the Settlement Payment Recipients (the “Unclaimed Amount”) exceeds $100,000 after a period of six (6) months after the Initial Distribution, then the Unclaimed Amount will be re-disbursed by the Paying Agent for payment to all Settlement Payment Recipients, who claimed their payments in the Initial Distribution, on a pro rata basis. If, however, after a period of six (6) months after the Initial Distribution, the amount of the Unclaimed Amount is equal to or less than $100,000, or if any of the Unclaimed Amount remains unclaimed after the re-disbursement described in the preceding sentence, then any such unclaimed amount of the Net Settlement Amount shall be donated to the Delaware Combined Campaign for Justice.
(c)    Costs of Distribution and Reservation of Rights: Plaintiffs or their designee shall pay out of the Account any and all costs associated with the allocation and distribution of the Net Settlement Amount (including the costs of any re-distribution of the Net Settlement Amount and the costs associated with any charitable donation).
(d)    Other than as provided herein, Defendants, their insurers, and the Released Parties shall have no involvement in, responsibility for, or liability relating to the distribution of the Net Settlement Payment to Class Members. No Class Member shall have any claim against any Plaintiff, Plaintiffs’ counsel, any Defendant, any of the Released Parties, or any of their counsel or insurers based on the distributions made substantially in accordance with this Stipulation and/or orders of the Court.

C.	Amendment to Class Certification Order
3.    The Parties agree that Plaintiffs shall request that the Court amend its previous Stipulated Order Granting Plaintiffs’ Motion for Class Certification, dated January 20, 2011 (the “Certification Order”), to provide, in the Order and Final Judgment, that the Class shall be recertified for settlement purposes pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2). The definition of the Class also shall be modified to exclude from the Class, in addition to those Persons already excluded pursuant to the Certification Order, the stockholders who submitted the Exclusion Request.

D.	Settlement Consideration, Releases, and Scope of the Settlement
4.    Defendants shall make or shall cause their insurers to make the Settlement Payment, which shall be distributed to the Settlement Payment Recipients pursuant to Paragraph 2(b) hereof.
5.    The Settlement Payment having been agreed to and provided in consideration for the full and final settlement and dismissal with prejudice of the Consolidated Action and the release of any and all Released Claims, including claims asserted in the Pennsylvania Actions, no Defendant or other Released Party shall have any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiffs or any Class Member in connection with this Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member, or any costs of notice or settlement administration or otherwise.
6.    As of the Effective Date, the Consolidated Action and the Released Claims shall be dismissed with prejudice, on the merits and without costs, except as provided herein.
7.    As of the Effective Date, Plaintiffs and all Class Members, on behalf of themselves, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, agree to release and forever discharge, and by operation of the Order and Final Judgment shall release and forever discharge, all Released Claims as against all Released Parties.
8.    As of the Effective Date, Defendants and all Released Parties agree to fully, completely, finally, and forever release, relinquish and discharge Plaintiffs and Plaintiffs’ counsel from all claims, including Unknown Claims, arising out of or relating to the institution, prosecution, settlement, or resolution of the Consolidated Action (provided, however, that this release, relinquishment and discharge shall not include claims by the Parties hereto to enforce the terms of the Settlement or Settlement Agreement).
9.    As of the Effective Date, the Released Parties shall be deemed to be released and forever discharged from all of the Released Claims.
10.    As of the Effective Date, Plaintiffs and all Class Members, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, will be forever barred and enjoined from commencing, instituting, maintaining, prosecuting or asserting, either directly or in any other capacity, in any forum, any Released Claims against any of the Released Parties.

E.	Submission of the Settlement to the Court for Approval
11.    As soon as practicable after this Settlement Agreement has been executed, the Parties shall jointly apply to the Court for entry of an Order in the form attached hereto as Exhibit A (the “Scheduling Order”), providing for, among other things: (a) the mailing to the Class Members of the Notice of Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”) substantially in the form attached hereto as Exhibit B together with a Proof of Claim substantially in the form attached hereto as Exhibit C; (b) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement, (ii) the joint request of the parties that the Order and Final Judgment be entered substantially in the form attached hereto as Exhibit D, (iii) amendment of the Court’s previous Stipulated Order Granting Plaintiffs’ Motion for Class Certification on the terms described in Paragraph 3 hereof, and (iv) the Fee Application, and any objections to the foregoing; and (c) the injunction against the prosecution of any of the Released Claims pending further order of the Court. At the Settlement Hearing, the Parties shall jointly request that the Order and Final Judgment be entered substantially in the form attached hereto as Exhibit D.
12.    Plaintiffs shall be responsible for providing notice of the Settlement to the Class. Defendants shall cooperate with Plaintiffs toward Plaintiffs’ obligation for providing notice, including but not limited to providing the last known address and phone number of all stockholders of record of CNX Gas common stock as of the Closing, and, to the extent reasonably available to Defendants for a relevant date prior to the Closing, providing a NOBO list. All costs of providing notice, as well as all other Administrative Costs, shall be paid from the Account, and no Defendant shall have any further responsibility for such costs. Notice shall be provided in accordance with the Scheduling Order.
13.    Prior to the Settlement Hearing (as defined herein), Plaintiffs’ counsel and/or any administrator retained by them shall file with the Court an appropriate declaration or affidavit with respect to the preparation and mailing of the Notice.

F.	Conditions of Settlement
14.    This Settlement Agreement is expressly conditioned on and subject to each of the following conditions and, except as provided in Paragraph 20, shall be cancelled and terminated unless:
(a)    The Court enters the Scheduling Order substantially in the form attached hereto as Exhibit A;
(b)    The Court enters the Order and Final Judgment; and
(c)    The Order and Final Judgment becomes Final.

G.	Attorneys’ Fees and Expenses
15.    Plaintiffs’ counsel intend to petition the Court for an award of attorneys’ fees in an aggregate amount of 27.5% of the Settlement Amount plus reimbursement of expenses incurred in connection with the Consolidated Action (the “Fee Application”), which petition will be wholly inclusive of any request for attorneys’ fees and expenses on behalf of any Class Member or his, her or its counsel in connection with the Settlement. Defendants agree not to oppose this request and shall take no position as to the Fee Application. The Parties acknowledge and agree that any attorneys’ fees and expenses awarded by the Court in the Consolidated Action to Plaintiffs’ counsel shall be paid solely from the Settlement Payment. The Fee Application shall be the only petition for attorneys’ fees and expenses filed by or on behalf of Plaintiffs and Plaintiffs’ counsel. The Parties shall cooperate in opposing any other petition for an award of attorneys’ fees or reimbursement of expenses in connection with any other litigation concerning the Transaction. In the event that the Court awards any attorney’s fees or reimbursement of expenses to counsel for any Class Member other than Class Counsel in connection with the Settlement, including counsel for any plaintiff in the Pennsylvania Actions, such fees and/or expenses shall be paid out of the Settlement Amount and no Defendant shall have any further responsibility therefor.
16.    Prior to disbursement of the Net Settlement Amount, and in any event within three (3) business days of the latter of (i) the entry of an Order by the Court awarding attorney’s fees and expenses to Plaintiffs’ counsel or (ii) the funding of the Settlement Amount in the Account as described in Paragraph 2(a), the Paying Agent shall disburse from the Account to Class Counsel an amount equal to the Fee and Expense Award. In the event that the Fee and Expense Award is disapproved, reduced, reversed or otherwise modified, as a result of any further proceedings including any successful collateral attack, then Class Counsel shall, within five (5) business days after Class Counsel receives notice of any such disapproval, reduction, reversal or other modification of the Fee and Expense Award, return to the Account, as applicable, either the entirety of the Fee and Expense Award or the difference between the attorneys’ fees and expenses awarded by the Court in the Fee and Expense Award on the one hand, and any attorneys’ fees and expenses ultimately and finally awarded on appeal, further proceedings on remand or otherwise on the other hand.
17.    Final resolution by the Court of the Fee Application shall not be a precondition to the Settlement or the dismissal of the Consolidated Action in accordance with the Settlement and this Stipulation, and the Fee Application may be considered separately from the Settlement. Neither any failure of the Court or any other court (including any appellate court) to approve the Fee Application in whole or in part, nor any other reduction, modification, or reversal of the award order or failure of the award order to become final, shall have any impact on the effectiveness of the Settlement, provide any of the Parties with the right to terminate the Settlement or this Stipulation, or affect or delay the binding effect or finality of the Order and Final Judgment and the release of the Released Claims. Notwithstanding any other provision of this Stipulation, no fees or expenses shall be paid to Plaintiffs’ counsel in the absence of the occurrence of Final Approval of the Fee Application.
18.    Plaintiffs’ counsel warrant that no portion of any Fee and Expense Award shall be paid to any Plaintiff or any Class Member, except as approved by the Court.

H.	Stay Pending Final Court Approval
19.    Plaintiffs agree to stay the proceedings in the Consolidated Action, and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself, pending the occurrence of the Effective Date. The Parties’ respective deadlines to respond to any filed or served pleadings or discovery requests are extended indefinitely. The Parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any Class Member in any other litigation against any of the Released Parties which challenges the Settlement, the Transaction, including any transactions contemplated thereby, or otherwise involves, directly or indirectly, a Released Claim.

I.	Effect of Disapproval, Cancellation or Termination
20.    If either (a) the Court does not enter the Order and Final Judgment, (b) the Court enters the Order and Final Judgment but on or following appellate review the Order and Final Judgment is modified or reversed in any material respect, or (c) any of the other conditions of Paragraph 14 is not satisfied, this Stipulation shall be cancelled and terminated unless counsel for each of the Parties to this Stipulation, within ten (10) business days from receipt of such ruling or notice of such event, agrees in writing with counsel for the other Parties hereto to proceed with this Stipulation and Settlement, including only with such modifications, if any, as to which all other Parties in their sole judgment and discretion may agree in writing. For purposes of this paragraph, an intent to proceed shall not be valid unless it is expressed in a signed writing. Neither a modification nor a reversal on appeal of the amount of fees, costs and expenses awarded by the Court to Plaintiffs’ counsel in the Consolidated Action shall be deemed a material modification of the Order and Final Judgment or this Stipulation. Notwithstanding any other provision hereof, each Defendant shall have the right to withdraw from the Settlement in the event that any claim related to the subject matter of the Consolidated Action, the Transaction, or the Released Claims is commenced or prosecuted against any of the Released Parties in any court prior to the Effective Date, and (following a motion by any Defendant and subject to the Parties’ obligations in Paragraph 19 hereof) any such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice following the Effective Date.
21.    If this Stipulation is terminated pursuant to Paragraph 20 hereof, (a) Plaintiffs shall within ten (10) business days cause to be refunded to CONSOL all amounts held in the Account as of the date of termination (i.e., the Administration Fund, plus any interest earned thereon and less any reasonable and necessary Administrative Costs incurred prior to such date), and (b) all of the Parties to this Stipulation shall be deemed to have reverted to their respective litigation status immediately prior to the execution of the Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed (except for Paragraphs 20, 21, 27, and 28 hereof, which shall survive the occurrence of any such event) and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in the Consolidated Action shall be preserved without prejudice in any way. Furthermore, in the event of such termination, Plaintiffs and Plaintiffs’ counsel agree that neither this Stipulation, nor any statements made in connection with the negotiation of this Stipulation, may be used or entitle any Party to recover any fees, costs or expenses incurred in connection with the Consolidated Action or in connection with any other litigation or judicial proceeding.

J.	Miscellaneous Provisions
22.    All of the Exhibits referred to herein shall be incorporated by reference as though fully set forth herein.
23.    This Stipulation may be amended, modified or waived only by a written instrument signed by counsel for all Parties hereto or their successors.
24.    The Parties represent and agree that the terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.
25.    If any deadline set forth in this Stipulation or the Exhibits thereto falls on a Saturday, Sunday or legal holiday, that deadline will be continued to the next business day.
26.    The headings in this Stipulation are solely for the convenience of the attorneys for the Parties and the relevant courts. The headings shall not be deemed to be a part of this Stipulation and shall not be considered in construing or interpreting this Stipulation.
27.    Neither this Stipulation, nor the fact or any terms of the Settlement, or any negotiations or proceedings in connection therewith, is evidence, or a presumption, admission or concession by any Party in the Consolidated Action, any signatory hereto or any Released Party, of any fault, liability or wrongdoing whatsoever, or lack of any fault, liability or wrongdoing, as to any facts or claims alleged or asserted in the Consolidated Action, or any other actions or proceedings. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Consolidated Action or any other actions or proceedings, or any wrongdoing by any of the Defendants named therein or any damages or injury to any Class Member. Neither this Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in the Consolidated Action, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity, or (b) shall otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that (x) the Stipulation and/or Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or Order and Final Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Order and Final Judgment and (y) Plaintiffs and Plaintiffs’ counsel may refer to the final, executed version only of this Stipulation in connection with the Fee Application.
28.    In the event that the Court or any other court is called upon to interpret this Stipulation, no one party or group of parties shall be deemed to have drafted this Stipulation.
29.    To the extent permitted by law and any applicable Court Rules, all agreements made and orders entered during the course of the Consolidated Action relating to the confidentiality of documents or information shall survive this Stipulation and the Effective Date.
30.    The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of that or any other prior or subsequent breach of any provision of this Stipulation by any other Party.
31.    This Stipulation and the Exhibits constitute the entire agreement among the Parties and supersede any prior agreements among the Parties with respect to the subject matter hereof. No representations, warranties or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties and covenants expressly set forth in such documents.
32.    This Stipulation may be executed in one or more counterparts, including by facsimile, authorized electronic signature, or in portable document format (.pdf), and as executed, shall constitute one agreement.
33.    The Parties and their respective counsel of record agree that they will use their best efforts to obtain (and, if necessary, defend on appeal) all necessary approvals of the Court required by this Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement).
34.    Plaintiffs and Plaintiffs’ counsel represent and warrant that Plaintiffs are Class Members and that none of the Plaintiffs’ claims or causes of action referred to in this Stipulation have been assigned, encumbered, or otherwise transferred in any manner in whole or in part.
35.    Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation.
36.    This Stipulation shall be binding upon and shall inure to the benefit of the Parties and the Class (and, in the case of the releases, all Released Parties) and the respective legal representatives, heirs, executors, administrators, transferees, successors and assigns of all such foregoing Persons and upon any corporation, partnership, or other entity into or with which any party may merge, consolidate or reorganize.
37.    Plaintiffs agree that within thirty (30) calendar days of the Effective Date, they will return to the producing party all discovery material obtained from such producing party, including all deposition transcripts and all documents produced by any of Defendants (including, without limitation, their employees, affiliates, agents, representatives, attorneys, and third party advisors) and any materials containing or reflecting discovery material (“Discovery Material”), or destroy all such Discovery Material and certify to that fact; provided, however, that Plaintiffs’ counsel shall be entitled to retain all filings, court papers, trial transcripts, and attorney work product containing or reflecting Discovery Material, subject to the requirement that Plaintiffs’ counsel shall not disclose any Discovery Material contained or referenced in such materials to any person except pursuant to court order or agreement with Defendants. The Parties agree to submit to the Court any dispute concerning the return or destruction of Discovery Material.
38.    The Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to any of them, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflict of laws principles. Each of the Parties (a) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to the Settlement and/or the Stipulation, (b) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in this Court (provided that, in the event that subject matter jurisdiction is unavailable in the Court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees not to bring any action or proceeding arising out of or relating to the Settlement or the Stipulation in any other court, and (e) expressly waives, and agrees not to plead or to make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial.

POTTER, ANDERSON & CORROON LLP	RIGRODSKY & LONG, P.A.
/s/ Brian C. Ralston	/s/ Seth D. Rigrodsky
Donald J. Wolfe, Jr. (#285)
Brian C. Ralston (#3770)
1313 North Market Street
Wilmington, DE 19801
(302) 651-7700

Attorneys for Defendants CONSOL Energy, Inc., CNX Gas Corp., J. Brett Harvey, Philip W. Baxter, and Raj K. Gupta

OF COUNSEL:

WACHTELL, LIPTON, ROSEN & KATZ
Paul K. Rowe
Graham W. Meli
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Seth D. Rigrodsky (#3147)
Brian D. Long (#4347)
2 Righter Parkway, Suite 120
Wilmington, DE 19803
(302) 295-5310

Lead Counsel for Plaintiffs

OF COUNSEL:

LEVI & KORSINSKY LLP
Donald J. Enright
1101 30th Street, N.W.
Suite 115
Washington DC 20007
(202) 524-4290

      Member of Plaintiffs’ Executive
     Committee

Dated: May 8, 2013

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 5377-VCL

SCHEDULING ORDER ON APPROVAL OF
CLASS ACTION SETTLEMENT AND CLASS CERTIFICATION

WHEREAS, the Parties to the above-captioned consolidated class action (the “Consolidated Action”) have agreed to settle the Consolidated Action; and
WHEREAS, Plaintiffs in the Consolidated Action and Defendants are applying pursuant to Court of Chancery Rule 23(e) for an Order approving the proposed Settlement of the Consolidated Action and determining certain matters in accordance with the Stipulation and Agreement of Compromise and Settlement entered into by the Parties, dated May 8, 2013 (the “Stipulation” or “Settlement Agreement”), and for the dismissal of the Consolidated Action upon the terms and conditions set forth in the Stipulation;
NOW, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation,
IT IS HEREBY ORDERED AND ADJUDGED this ___ day of __________, 2013, that:
1.    A hearing (the “Settlement Hearing”) will be held on __________ __, 2013, at __:__ _.m., in the Court of Chancery (the “Court”) in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to: (a) determine whether to amend the Stipulated Order Granting Plaintiffs’ Motion for Class Certification, dated January 20, 2011, to provide for the recertification of the Class permanently, for settlement purposes, pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2); (b) determine whether Plaintiffs and Class Counsel have adequately represented the interests of the Class in the Consolidated Action; (c) determine whether the Stipulation and the terms and conditions of the Settlement proposed in the Stipulation are fair, reasonable and adequate to the Class and should be approved by the Court; (d) determine whether the Order and Final Judgment should be entered dismissing the Consolidated Action and Released Claims with prejudice as against Plaintiffs and the Class, releasing and discharging with respect to Plaintiffs and all Class Members the Released Claims against the Released Parties, and permanently barring and enjoining prosecution of any and all Released Claims in any forum; (e) hear and rule on any objections to the Settlement; (f) consider the application of Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses, and any objections thereto; and (g) rule on other such matters as the Court may deem appropriate. The Court may adjourn and reconvene the Settlement Hearing, including with respect to the consideration of the Fee Application, without further notice to Class Members other than by oral announcement at the Settlement Hearing or any adjournment thereof.
2.    The Court may approve the Settlement, according to the terms and conditions of the Stipulation, as it may be modified by the Parties thereto, with or without further notice to Class Members. Further, the Court may enter the Order and Final Judgment dismissing the Consolidated Action against Defendants and the Released Claims with prejudice (as provided in the Stipulation), approving releases by Plaintiffs and the Class of all of the Released Claims against the Released Parties, and ordering the payment of attorneys’ fees and expenses, all without further notice.
3.    The Court approves, in form and substance, the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the “Notice”) substantially in the form attached as Exhibit B to the Stipulation. The Court finds the mailing of the Notice in substantially the manner set forth in Paragraph 4 of this Order constitutes the best notice practicable under the circumstances to all persons entitled to such notice of the Settlement Hearing and the proposed Settlement, and meets the requirements of Rule 23 of the Rules of the Court of Chancery and of due process.
4.    At least forty-five (45) days before the Settlement Hearing, Plaintiffs shall cause the Notice, along with a Proof of Claim form substantially in the form attached as Exhibit C to the Stipulation, to be mailed by United States mail, first class, postage pre-paid, to each person who is shown on the records of CNX Gas, its successors-in-interest or their respective transfer agents, to be a record holder of any shares who held any such shares at any time during the period beginning on and including March 21, 2010 through and including May 28, 2010, at his, her or its last known address appearing in the stock transfer records maintained by or on behalf of CNX Gas. All record holders in the Class who were not also the beneficial owners of any shares of common stock held by them of record shall be requested in the Notice to forward the Notice to such beneficial owners of those shares. Plaintiffs shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Notice (a) to be made available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners, or (b) to be mailed to beneficial owners whose names and addresses Plaintiffs receive from record owners.
5.    At least twenty (20) calendar days before the date of the Settlement Hearing, Plaintiffs’ counsel in the Consolidated Action shall file with the Court papers in support of final approval of the Settlement and the Fee Application. Any objection to the Settlement or Fee Application shall be filed at least ten (10) calendar days before the date of the Settlement Hearing. Any reply papers in support of final approval of the Settlement and the Fee Application shall be filed at least five (5) calendar days before the date of the Settlement Hearing.
6.    At least ten (10) calendar days before the date of the Settlement Hearing, counsel for Plaintiffs shall file with the Court an appropriate declaration or affidavit with respect to the preparation and mailing of the Notice.
7.    At the Settlement Hearing, any member of the Class who desires to do so may appear personally or by counsel, and show cause, if any, why the Class should not be permanently certified, pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2), for settlement purposes only; why the settlement of this Consolidated Action in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable and adequate to the Class; why the Order and Final Judgment should not be entered in accordance with and as set forth in the Stipulation; or why the Court should not grant an award of reasonable attorneys’ fees and expenses to Plaintiffs’ counsel in the Consolidated Action for their services and actual expenses incurred in the Consolidated Action; provided, however, that unless the Court in its discretion otherwise directs, no Class Member, or any other person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Order and Final Judgment to be entered thereon, or the allowance of fees and expenses to Plaintiffs’ counsel in the Consolidated Action, and no papers, briefs, pleadings or other documents submitted by any Class Member or any other person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than ten (10) calendar days prior to the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, and serves upon the attorneys listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a detailed summary of the objections to any matter before the Court; (d) the grounds therefor or the reasons for wanting to appear and be heard; and (e) all documents or writings the Court shall be asked to consider. These papers must be served upon the following attorneys by hand delivery, overnight mail, or electronic filing and service:

Rigrodsky & Long, P.A. Seth D. Rigrodsky Brian D. Long 2 Righter Parkway, Suite 120 Wilmington, DE 19803	Potter, Anderson & Corroon LLP Donald J. Wolfe, Jr. Brian C. Ralston 1313 North Market Street Wilmington, DE 19801
8.    Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. Class Members who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.
9.    Pending final determination of whether the Settlement should be approved and further order of the Court, Plaintiffs, and all members of the Class, are barred and enjoined from commencing or prosecuting, either directly, representatively or in any other capacity, any action asserting any claims that are, or relate in any way to, Released Claims against Released Parties.
10.    All proceedings in the Consolidated Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, are hereby stayed and suspended until further order of this Court.

_____________________________

Vice Chancellor

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 5377-VCL

NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED
SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING

TO:
ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ANY SHARES OF COMMON STOCK OF CNX GAS CORPORATION (“CNX GAS” OR THE “COMPANY”) WHO HELD OR OWNED ANY SUCH STOCK AT ANY TIME DURING THE PERIOD BEGINNING ON AND INCLUDING MARCH 21, 2010 THROUGH AND INCLUDING MAY 28, 2010, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, ESTATES, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR PREDECESSORS-IN-INTEREST, PREDECESSORS, SUCCESSORS-IN-INTEREST, SUCCESSORS, AND ASSIGNS, BUT EXCLUDING DEFENDANTS (DEFINED BELOW), T. ROWE PRICE (DEFINED BELOW), AND ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER ENTITY RELATED TO OR AFFILIATED WITH ANY DEFENDANT OR T. ROWE PRICE (OTHER THAN EMPLOYEES OF SUCH ENTITIES WHO WERE NOT DIRECTORS OR OFFICERS DURING THE CLASS PERIOD (DEFINED BELOW)), AS WELL AS THE STOCKHOLDERS WHO SUBMITTED THE EXCLUSION REQUEST (DEFINED BELOW).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE “RELEASED CLAIMS” (DEFINED BELOW).

IF YOU ARE A NOMINEE WHO HELD CNX GAS COMMON STOCK FOR THE BENEFIT OF ANOTHER, READ THE SECTION BELOW ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.”

PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Consolidated Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). Pursuant to the Settlement, plaintiffs Harold L. Hurwitz (“Hurwitz”) and James R. Gummel (“Gummel”) (together, “Plaintiffs”), on their own behalf and on behalf of all members of the Class (defined herein), have agreed to dismiss with prejudice their claims against CNX Gas, CONSOL Energy Inc. (“CONSOL”), J. Brett Harvey (“Harvey”), Raj K. Gupta (“Gupta”), and Philip W. Baxter (“Baxter”) (collectively, “Defendants”), which relate to the transaction pursuant to which CONSOL commenced a tender offer to acquire all of the outstanding shares of CNX Gas it did not already own for $38.25 per share in cash, and, subsequently, CNX Gas merged with and into a subsidiary of CONSOL via a short-form merger. In consideration of the Settlement, Defendants have agreed to cause the sum of $42,730,913.50 (the “Settlement Amount”) to be paid for benefit of the Class.

This Notice also informs you of your right to participate in a hearing to be held on ____________ __, 2013, at __:__ _.m., before the Court in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”) to (a) determine whether the Consolidated Action may be maintained as a class action and whether the Class (defined below) should be recertified permanently, for settlement purposes, pursuant to Delaware Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2); (b) determine whether Plaintiffs and Class Counsel have adequately represented the interests of the Class in the Consolidated Action; (c) determine whether a Stipulation and Agreement of Compromise and Settlement dated, May 8, 2013 (the “Settlement Agreement” or the “Stipulation”), and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable and adequate to the members of the Class and should be approved by the Court; (d) determine whether the Order and Final Judgment should be entered dismissing the Consolidated Action and Released Claims with prejudice as against Plaintiffs and the Class, releasing and discharging with respect to Plaintiffs and all Class Members the Released Claims against the Released Parties, and permanently barring and enjoining prosecution of any and all Released Claims in any forum; (e) hear and rule on any objections to the Settlement; (f) consider the application of Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses, and any objections thereto; and (g) rule on other such matters as the Court may deem appropriate.

BACKGROUND OF THE LAWSUIT

THE DESCRIPTION OF THE CONSOLIDATED ACTION AND SETTLEMENT THAT FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES (DEFINED BELOW). THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

1.As of March 20, 2010, CONSOL was the largest single stockholder of CNX Gas, owning approximately 83% of the Company’s shares issued and outstanding at that time.
2.On March 20, 2010, CONSOL entered into an agreement with CNX Gas’s largest public stockholder (other than CONSOL), T. Rowe Price Associates, Inc. (“T. Rowe Price”), pursuant to which CONSOL agreed to commence a tender offer to acquire all of the shares of CNX Gas common stock that CONSOL did not already own at a price of $38.25, in cash, per share (the “Tender Offer”).
3.T. Rowe Price was also CONSOL’s third largest stockholder, owning approximately 11,809,600 shares of CONSOL common stock, or 6.51% of CONSOL’s shares issued and outstanding at that time.
4.On March 21, 2010, CONSOL announced that it had entered into the agreement with T. Rowe Price and that it had agreed to commence the Tender Offer. CONSOL subsequently announced that, in the event the conditions of the Tender Offer were satisfied, CONSOL would effect a short-form merger between CNX Gas and a subsidiary of CONSOL (the “Merger,” and together with the Tender Offer, the “Transaction”).
5.On March 29, 2010, Gummel filed a putative class action lawsuit in the Court, captioned Gummel v. CONSOL Energy, Inc., C.A. No. 5377-VCL (“Gummel Action”), against CONSOL alleging, among other things, that it breached its fiduciary duties by attempting to acquire the remaining outstanding shares of CNX Gas not already owned by CONSOL through a coercive and unfair process and for an unfair price.
6.On March 29, 2010, Daniel Schurr filed a putative class action lawsuit in the Court of Common Pleas of Washington County, Pennsylvania (“Pennsylvania Court”), captioned Schurr v. CNX Gas Corporation, Case No. 2010-2333 (“Schurr Action”), against the Company, members of the Company’s Board of Directors (“Board”), certain officers of the Company and CONSOL, and CONSOL, alleging that the Company’s directors and officers breached their fiduciary duties by, among other things, placing their own interests and the interests of the Company’s majority stockholder ahead of those of the Company’s public stockholders, and further alleging that CNX Gas and CONSOL aided and abetted those breaches of fiduciary duty.
7.On March 30, 2010, Ira Gaines (“Gaines”) filed a putative class action lawsuit in the Court, captioned Gaines v. CNX Gas Corporation, C.A. No. 5378-VCL (“Gaines Action”), against the Company, members of the Board, and CONSOL, alleging that the Company’s directors breached their fiduciary duties by, among other things, (i) engaging in a flawed process and failing to act in the interests of CNX Gas’s public stockholders, and (ii) agreeing to an inadequate offer price, and further alleging that CONSOL aided and abetted those breaches of fiduciary duty.
8.On April 12, 2010, Samuel S. Polen filed a putative class action lawsuit in the Pennsylvania Court, captioned Polen v. CNX Gas Corporation, Case No. 2010-2626 (together with the Schurr Action, the “Pennsylvania Actions”), against the Company, members of the Company’s Board, and CONSOL, alleging, among other things, that the Company’s directors breached their fiduciary duties by agreeing to sell CNX Gas to CONSOL through an unfair process and for an unfair price, and that CNX Gas and CONSOL aided and abetted those breaches of fiduciary duty.
9.On April 12, 13, and 20, 2010, Defendants filed motions to stay the Pennsylvania Actions.
10.On April 13, 2010, Hurwitz filed a putative class action lawsuit in the Court, captioned Hurwitz v. CNX Gas Corporation, C.A. No. 5405-VCL (“Hurwitz Action”), against the Company, members of the Board, and CONSOL, alleging that the directors breached their fiduciary duties because they, among other things, (i) had material conflicts of interest by virtue of Defendants Harvey, Gupta, and Baxter all being members of CONSOL’s board of directors, and (ii) as directors of the Company, agreed to accept an inadequate and unfair price, and further alleging that CNX Gas aided and abetted those breaches of fiduciary duty.
11.On April 15, 2010, the CNX Gas Board formed a special committee (“Special Committee”) consisting of the Company’s independent director, John R. Pipski (“Pipski”), to evaluate the Tender Offer.
12.Plaintiffs Gaines and Hurwitz jointly served their First Request for the Production of Documents and Things to All Defendants on April 16, 2010.
13.On April 21, 2010, the Court entered an Order of Consolidation and Appointment of Lead Counsel, which consolidated the Gummel, Gaines, and Hurwitz Actions under the caption In re CNX Gas Corporation Shareholders Litigation, C.A. No. 5377-VCL (as previously defined, the “Consolidated Action”), designated Rigrodsky & Long, P.A. as Plaintiffs’ Co-Lead Counsel, and designated Levi & Korsinsky, LLP as a member of Plaintiffs’ Executive Committee.
14.On April 26, 2010, the Pennsylvania Court entered an Order granting Defendants’ motions to stay the Pennsylvania Actions.
15.On April 28, 2010, CONSOL announced it was commencing the Tender Offer. The Offer to Purchase was filed with the United States Securities and Exchange Commission (“SEC”) on April 28, 2010 on Schedule TO (“Schedule TO”). The Tender Offer was scheduled to expire on May 26, 2010.
16.Plaintiffs filed a Motion for Expedited Proceedings on April 28, 2010, which sought expedited discovery and an expedited hearing and briefing schedule with respect to Plaintiffs’ concomitantly-filed Motion for Preliminary Injunction.
17.On April 30, 2010, Plaintiffs filed a Motion for Commission directed to T. Rowe Price, which was granted on May 3, and on May 3, Plaintiffs filed a Motion for Commission directed to Lazard Ltd. (“Lazard”), the Special Committee’s financial advisor, which was granted the same day.
18.On May 3, 2010, Plaintiffs served a subpoena ad testificandum and duces tecum directed to Stifel Nicolaus & Company, Inc. (“Stifel”), CONSOL’s financial advisor in connection with the Transaction.
19.The parties subsequently came to an agreement regarding a schedule for expedited proceedings and the presentation of Plaintiffs’ Motion for Preliminary Injunction, and a stipulated Order Regarding Expedited Proceedings was entered by the Court on May 5, 2010.
20.On May 11, 2010, the Special Committee filed its Solicitation/Recommendation Statement on Schedule 14D-9 (“14D-9”). In the 14D-9, the Special Committee stated that it expressed no opinion with respect to the Tender Offer and that it was remaining neutral regarding the Tender Offer.
21.On May 12, 2010, Plaintiffs’ counsel took the deposition of Defendant Harvey.
22.On May 12, 2010, Plaintiffs’ counsel took the deposition of Albert Garner, a managing director of Lazard.
23.On May 13, 2010, Plaintiffs’ counsel took the deposition of David Giroux, a portfolio manager at T. Rowe Price.
24.On May 14, 2010, Plaintiffs’ counsel took the deposition of Christopher Shebby (“Shebby”), a managing director at Stifel.
25.On May 14, 2010, Plaintiffs’ counsel took the deposition of Pipski, the sole member of the Special Committee and the independent director of CNX Gas.
26.On May 18, 2010, Plaintiffs filed their Verified Consolidated Class Action Complaint (“Consolidated Complaint”), alleging, among other things, that (i) the Special Committee was unable to perform its function of fully evaluating the Tender Offer because the Special Committee was not granted the authority to consider other alternatives, (ii) the valuation analysis performed by Lazard was flawed and skewed in favor of CONSOL, and (iii) negotiations between CONSOL and T. Rowe Price failed to afford the Company’s minority stockholders any protection. The Consolidated Complaint also alleged numerous omissions of material fact in the 14D-9 and in the Schedule TO filed by CONSOL.
27.Also on May 18, 2010, Plaintiffs filed their Opening Brief in Support of Their Motion for Preliminary Injunction.
28.On May 21, 2010, Defendants filed their Answering Briefs in Opposition to Plaintiffs’ Motion for a Preliminary Injunction.
29.On May 22, 2010, Plaintiffs filed their Reply Brief in Support of Their Motion for a Preliminary Injunction.
30.On May 24, 2010, the Court held an oral argument on the Motion for Preliminary Injunction.
31.On May 25, 2010, the Court entered an Order denying Plaintiffs’ Motion for Preliminary Injunction and issued its accompanying Opinion. Among other things, the Opinion stated that the Transaction would be reviewed for entire fairness. The Court found that Plaintiffs had demonstrated a reasonable likelihood of success on the merits of their claims regarding the fairness of the Tender Offer, but found that Plaintiffs’ disclosure claims were meritless. The Court ultimately denied Plaintiffs’ Motion for Preliminary Injunction because Plaintiffs had not shown any threat of irreparable harm that could not be remedied by an award of post-closing damages.
32.On May 26, 2010, the Tender Offer expired. Approximately 95% of the outstanding CNX Gas shares not already owned by CONSOL were tendered in the offer. A subsidiary of CONSOL then consummated the Merger with CNX Gas on May 28, 2010.
33.On June 4, 2010, Defendants filed their Application for Certification of Interlocutory Appeal.
34.On June 25, 2010, Plaintiffs filed a brief in support of their Opposition to the Application for Certification of Interlocutory Appeal.
35.On July 5, 2010, the Court certified the interlocutory appeal. The Delaware Supreme Court declined to accept the interlocutory appeal in an Order dated July 8, 2010.
36.On June 7, 2010, Pipski, CNX Gas, CONSOL and the Individual Defendants filed separate Motions to Dismiss the Consolidated Complaint. On June 30, 2010, Pipski filed his Opening Brief in support of his Motion to Dismiss.
37.On July 20, 2010, Plaintiffs filed a second Motion for Commission directed to T. Rowe Price, which was granted the same day.
38.On July 23, 2010, the Court dismissed Pipski from the case pursuant to a Stipulation and Order of Dismissal. On July 28, 2010, the Court entered a Stipulation and Order of Partial Dismissal, which dismissed Plaintiffs’ disclosure claims.
39.On August 6, 2010, the remaining Defendants filed their Answer to the Consolidated Complaint.
40.Plaintiffs served their Second Request for the Production of Documents and Things to All Defendants on August 19, 2010.
41.On September 15, 2010, Plaintiffs’ counsel took the deposition of John Wakeman, a portfolio manager at T. Rowe Price.
42.On September 17, 2010, Plaintiffs’ counsel took the deposition of Shawn Driscoll, a research analyst at T. Rowe Price.
43.On September 21, 2010, Plaintiffs’ counsel took the deposition of John Linehan, T. Rowe Price’s Director of U.S. Equity.
44.On September 29, 2010, Plaintiffs filed a Motion for Commission directed to Dominion Resources, Inc., which was granted on October 4, 2010.
45.On November 9, 2010, Gaines voluntarily dismissed his claims against Defendants, while the remaining Plaintiffs continued to prosecute their claims.
46.On December 3, 2010, Defendants’ counsel took the deposition of Plaintiff Gummel.
47.On December 9, 2010, Defendants’ counsel took the deposition of Plaintiff Hurwitz.
48.On December 17, 2010, Plaintiffs filed a Motion for Class Certification.
49.On January 20, 2011, the Court entered a Stipulated Order Granting Plaintiffs’ Motion for Class Certification (the “Certification Order”), which certified a class pursuant to Court of Chancery Rule 23(b)(3) consisting of:
Any and all record holders and beneficial owners of common stock of CNX Gas at any time from March 21, 2010 through and including May 28, 2010. Excluded from the Class are Defendants, T. Rowe Price, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price.
50.On February 18, 2011, Plaintiffs’ counsel continued their deposition of Defendant Harvey.
51.On March 10, 2011, Plaintiffs’ counsel continued their deposition of Shebby.
52.On March 11, 2011, Plaintiffs’ counsel took the deposition of Defendant Baxter.
53.On March 25, 2011, Plaintiffs’ counsel took the deposition of Defendant Gupta.
54.On March 29, 2011, Plaintiffs’ counsel took the deposition of Patrick Keeley, co-head of investment banking at Stifel.
55.On April 1, 2011, Plaintiffs’ counsel took the deposition of Jerome Richey, Chief Legal Officer and Secretary for CONSOL and CNX Gas at the time of the Tender Offer.
56.Plaintiffs filed with the Court and served upon Defendants the expert reports of Daniel Beaulne (“Beaulne”), Plaintiffs’ valuation expert, on April 29, 2011, May 27, 2011, and May 21, 2012.
57.Defendants served expert reports of Dr. Scott T. Jones (“Jones”), Defendants’ valuation expert, on April 29, 2011, May 27, 2011, and June 20, 2012.
58.On May 4, 2011, the Court granted a Stipulation whereby counsel for plaintiff Gaines withdrew from the Consolidated Action.
59.On September 7, 2011, Plaintiffs served their Third Request for the Production of Documents and Things to All Defendants.
60.On November 23, 2011, Plaintiffs filed a Motion to Extend the Fact Discovery Deadline and to Compel Production of Responsive Documents.
61.On December 6, 2011, the Court entered a Briefing Schedule Regarding Plaintiffs’ Motion to Extend the Fact Discovery Deadline and to Compel Production of Responsive Documents.
62.On July 19, 2012, Plaintiffs’ counsel took the deposition of Jones.
63.On July 20, 2012, Defendants’ counsel took the deposition of Beaulne.
64.On January 9, 2013, Plaintiffs’ counsel took the deposition of Stephen M. Kenney, an employee of CONSOL.
65.Throughout the course of the Consolidated Action, Defendants and third parties produced, and Plaintiffs’ counsel reviewed, over 95,000 pages of documents, including, inter alia, Board meeting minutes, Board presentations, and banker books.
66.On January 9, 2013, the Court entered the Stipulated Fifth Amended Pre-Trial Scheduling Order that, among other things, scheduled a four-day trial to commence on March 11, 2013.
67.On January 22, 2013, Plaintiffs filed their Opening Pre-Trial Brief, which argued, inter alia, that the process by which Defendants agreed to the Tender Offer was unfair, that the price paid in the Transaction was unfairly low and did not reflect the fair value of the Company, and that Defendants should bear the burden of proof to show the Transaction was entirely fair. Plaintiffs further argued that the negotiations between CONSOL and T. Rowe Price were not at arms’ length and the Special Committee was rendered powerless to negotiate a better deal, adopt other defensive measures, or seek alternative bidders.
68.On January 28, 2013, Plaintiffs filed an Unopposed Motion for Approval of Class Notice, which was granted by the Court on January 31, 2013.
69.Beginning on or about February 13, 2013, the Notice of Pendency of Class Action and Class Certification (“Class Notice”) was disseminated to the Class, which notified stockholders of, among other things, their right to request exclusion from the Class and the procedure to do so. To Plaintiffs’ counsel’s knowledge, only one exclusion request has been received to date, which request was filed prior to the March 4, 2013 deadline for doing so (the “Exclusion Request”).
70.On February 19, 2013, CNX Gas, CONSOL and the Individual Defendants filed their Pretrial Brief, arguing that the Court’s preliminary injunction Opinion holding that the unified standard was the appropriate standard by which to review the Tender Offer departed from existing Delaware Court of Chancery and Supreme Court precedent. Defendants also argued that they structured the Transaction in good-faith compliance with then-existing Delaware law. Defendants further argued that, even if the Transaction were to be subject to entire fairness review, the price offered by CONSOL was entirely fair and Plaintiffs and the Class sustained no damages.
71.On February 21, 2013, Plaintiffs and Defendants engaged in a one-day in-person mediation session in Washington, D.C., conducted in good faith with arm’s-length negotiations under the supervision and with the assistance of JAMS mediators and arbitrators.
72.Following mediation, Plaintiffs’ counsel prepared a Pre-Trial Stipulation and Order and continued to prepare for trial.
73.Good faith, arm’s-length mediated negotiations continued telephonically following the one-day in-person mediation session.
74.On February 28, 2013, the Parties reached an agreement in principle to settle the Consolidated Action and resolve Plaintiffs’ claims on the basis that Defendants would pay $42,730,913.50, to be distributed to the Class, which amount approximated the difference between $38.25 per share and $41.00 per share for each share owned by members of the Class at the time of the Closing (as defined below).
75.On March 1, 2013, counsel for the Parties informed the Court of the agreement in principle to settle the Consolidated Action, and requested adjournment of the upcoming deadlines and trial dates.
76.Defendants acknowledge that negotiations with Plaintiffs’ counsel were the sole cause of the assumption by Defendants of the obligation to make the Settlement Payment (defined below) pursuant to the Settlement.
77.Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage with respect to all claims asserted in the Consolidated Action and the Pennsylvania Actions, including that they have committed any violations of law, that they have acted improperly in any way, and that they have any liability or owe any damages of any kind to Plaintiffs and/or the Class, but are entering into the Stipulation solely because they consider it desirable that the Consolidated Action be settled and dismissed with prejudice in order to, among other things, (i) eliminate the uncertainty, burden, inconvenience, expense, and distraction of further litigation, and (ii) finally put to rest and terminate all the claims that were or could have been asserted by Plaintiffs or any other member of the Class against Defendants in the Consolidated Action, the Pennsylvania Actions, or in any other action, in any court or tribunal, relating to the Transaction.
78.The entry by Plaintiffs into the Stipulation is not an admission as to the lack of any merit of any claims asserted in the Consolidated Action. In negotiating and evaluating the terms of the Stipulation, Plaintiffs’ counsel considered the legal and factual defenses to Plaintiffs’ claims that Defendants raised and might have raised throughout the pendency of the Consolidated Action. In addition, Plaintiffs considered the benefits to be provided to the Class through the Settlement Payment. Based upon their evaluation, Plaintiffs and Plaintiffs’ counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate to Plaintiffs and the Class, and that it confers substantial benefits upon the Class.
79.The Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation.
80.The Settlement of the Consolidated Action on the terms and conditions set forth in the Stipulation includes, but is not limited to, a release of all claims that were or could have been asserted in the Consolidated Action.
81.The Court has not finally determined the merits of the claims made by Plaintiffs against, or the defenses of, the Defendants. This Notice does not imply that there has been or would be any finding of violation of the law or that relief in any form or recovery in any amount could be had if the Consolidated Action was not settled.
THE SETTLEMENT TERMS
1.The Settlement of the Consolidated Action has been reached among Plaintiffs, acting in their individual capacities and as representatives of the Class, and Defendants. The terms and conditions of the Settlement are set forth in detail in the Stipulation, which has been filed with the Court. The Settlement is subject to and becomes effective only upon approval by the Court. This Notice only includes a summary of various terms of the Settlement, and does not purport to be a comprehensive description of its terms, which are available for review as described below.

2.The Stipulation provides, among other things, that the Settlement Payment has been agreed to and provided in consideration for the full and final settlement and dismissal with prejudice of the Consolidated Action and the release of any and all Released Claims, including claims asserted in the Pennsylvania Actions, and that no Defendant or other Released Party shall have any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiffs or any Class Member in connection with the Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member.

3.If the Court approves the Settlement, each of the following will occur:

a.The Consolidated Action and Released Claims will be dismissed with prejudice on the merits. This dismissal on the merits will be binding as to all Class Members.

b.As of the Effective Date, Plaintiffs and all Class Members, on behalf of themselves, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, agree to release and forever discharge, and by operation of the Order and Final Judgment shall release and forever discharge, all Released Claims (as defined below) as against all Released Parties (as defined below).

c.As of the Effective Date, Defendants and all Released Parties agree to fully, completely, finally, and forever release, relinquish and discharge Plaintiffs and Plaintiffs’ counsel from all claims, including Unknown Claims, arising out of or relating to the institution, prosecution, settlement, or resolution of the Consolidated Action (provided, however, that this release, relinquishment and discharge shall not include claims by the Parties to enforce the terms of the Settlement or Settlement Agreement).

d.As of the Effective Date, the Released Parties shall be deemed to be released and forever discharged from all of the Released Claims.

e.As of the Effective Date, Plaintiffs and all Class Members, on behalf of themselves, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, will be forever barred and enjoined from commencing, instituting, maintaining, prosecuting or asserting, either directly or in any other capacity, in any forum, any Released Claims against any of the Released Parties.

f.The Settlement Payment shall be paid as specified below:

i.Within five (5) business days after the Court’s entry of the Scheduling Order (defined herein), $400,000 of the Settlement Amount (the “Administration Fund”) was deposited into the Account (defined in paragraph 12(a) below). The Administration Fund shall be used by Class Counsel or its designees only to pay reasonable and necessary Administrative Costs.

ii.Within ten (10) business days after the Effective Date, the remaining Settlement Amount shall be deposited (net of the $400,000 Administration Fund advancement provided for above) into the Account, provided that Class Counsel has timely provided complete wire transfer information and instructions to Defendants. The Account shall be administered by a paying agent chosen by Class Counsel (the “Paying Agent”) and shall be used (i) to pay any Fee and Expense Award, (ii) to pay Administrative Costs, and (iii) following the payment of the foregoing (i) and (ii), for subsequent disbursement of the Net Settlement Amount to the Settlement Payment Recipients as further described herein.

4.Apart from the payment of the Settlement Amount as described above, Defendants shall have no further monetary obligation to Plaintiffs, the Class, any Class Member, Class Counsel, or any other Plaintiffs’ counsel. The Settlement Amount shall be paid without waiver of any right of Defendants to pursue claims against any insurers who have not reached separate settlements with Defendants regarding their contribution to the Settlement Amount.

5.Class Counsel shall be solely responsible for determining whether any taxes of any kind are due on income earned by the Account, for filing any necessary tax returns, and for causing any necessary taxes to be paid. Any such taxes, as well as any expenses incurred by Class Counsel in connection with determining the amount of, and paying, such taxes shall be considered Administrative Costs and shall be paid out of the Settlement Amount.

6.As soon as reasonably practicable after the Effective Date, the Net Settlement Amount will be disbursed by the Paying Agent to the Settlement Payment Recipients and will be allocated on a per-share basis amongst the Settlement Payment Recipients who have submitted to the Paying Agent a valid Proof of Claim by the deadline provided herein based on the number of shares of CNX Gas common stock held by the applicable Settlement Payment Recipient upon the Closing (provided that if a Settlement Payment Recipient held shares of CNX Gas common stock in registered form and has not submitted a letter of transmittal as of the Effective Date, such payment shall be allocated to such Settlement Payment Recipient but will not be remitted until such Settlement Payment Recipient has submitted its letter of transmittal or other satisfactory proof sufficient to determine whether such Class Member is a Settlement Payment Recipient (the “Initial Distribution”). Defendants shall have no input, responsibility or liability for any claims, payments or determinations by the Paying Agent in respect of Class Member claims for payment under the Settlement. If Plaintiffs and/or the Paying Agent have made reasonable efforts to have Settlement Payment Recipients claim their payments, and the amount of the Net Settlement Amount that remains unclaimed by the Settlement Payment Recipients (the “Unclaimed Amount”) exceeds $100,000 after a period of six (6) months after the Initial Distribution, then the Unclaimed Amount will be re-disbursed by the Paying Agent for payment to all Settlement Payment Recipients, who claimed their payments in the Initial Distribution, on a pro rata basis. If, however, after a period of six (6) months after the Initial Distribution, the amount of the Unclaimed Amount is equal to or less than $100,000, or if any of the Unclaimed Amount remains unclaimed after the re-disbursement described in the preceding sentence, then any such unclaimed amount of the Net Settlement Amount shall be donated to the Delaware Combined Campaign for Justice.

7.Plaintiffs or their designee shall pay out of the Account any and all costs associated with the allocation and distribution of the Net Settlement Amount (including the costs of any re-distribution of the Net Settlement Amount and the costs associated with any charitable donation).

8.Other than as provided in the Stipulation, Defendants, their insurers, and the Released Parties shall have no involvement in, responsibility for, or liability relating to the distribution of the Net Settlement Payment to Class Members. No Class Member shall have any claim against any Plaintiff, Plaintiffs’ counsel, any Defendant, any of the Released Parties, or any of their counsel or insurers based on the distributions made substantially in accordance with the Stipulation and/or orders of the Court.

PROOF OF CLAIM

9.Only Class Members who were beneficial holders of CNX Gas common stock on May 26, 2010, or if they did not tender their shares in the Tender Offer, at the time of the consummation of the short-form merger on May 28, 2010, and who received consideration for shares of CNX Gas common stock in the Transaction, are eligible to participate in the distribution of the Net Settlement Amount. Any Class Member who satisfies one of these criteria, who wishes to participate in the distribution of the Net Settlement Amount, shall submit to the Paying Agent a completed Proof of Claim in the form attached hereto no later than ____________ __, 2013. Any Proof of Claim submitted to the Paying Agent after such date may be rejected as untimely.
10.The Settlement and any Order and Final Judgment entered by the Court, including the releases described herein, shall be binding on all Class Members even if (i) they are ineligible to submit a Proof of Claim because they sold their shares prior to the Closing, or (ii) they fail to submit a valid and timely Proof of Claim.

DISMISSAL AND RELEASE

11.It is the intent of the Parties to the Consolidated Action that the proposed Settlement, if the Court approves it, shall extinguish for all time completely, fully, finally and shall forever compromise, settle, release, discharge, extinguish and dismiss on the merits and with prejudice, upon and subject to the terms and conditions set forth in the Stipulation, all rights, claims and causes of action that are or relate to the Released Claims against any of the Released Parties and that each of the Defendants and each of the other Released Parties shall be deemed to be released and forever discharged from all of the Released Claims.

DEFINITIONS

12. For purposes of the Settlement:

a.“Account” means an account at PNC Bank, NA, with Class Counsel (defined herein) as escrow agent, which is to be maintained by the Paying Agent (defined herein) and into which the Settlement Amount shall be deposited. The funds deposited into the Account shall be invested in instruments backed by the full faith and credit of the United States Government or an agency thereof, or if the yield on such instruments is negative, in an account fully insured by the United States Government or an agency thereof.

b.“Administrative Costs” means all costs and expenses associated with providing notice of the Settlement to the Class or otherwise administering or carrying out the terms of the Settlement.

c.“Class” means any and all record holders and beneficial owners of common stock of CNX Gas Corporation at any time from March 21, 2010 through and including May 28, 2010 (the “Class Period”). Excluded from the Class are Defendants, T. Rowe Price, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price (other than employees of such entities who were not directors or officers during the Class Period), as well as the stockholders who submitted the Exclusion Request.

d.“Class Counsel” means Rigrodsky & Long, P.A.

e.“Class Member” or “Class Members” mean a member or members of the Class.

f.“Effective Date” means the first business day following the date on which all of the conditions set forth in Paragraph 14 of the Stipulation shall have occurred.

g.“Fee and Expense Award” means an award to Class Counsel of fees and expenses to be paid from the Settlement Amount (defined herein) approved by the Court in accordance with the Stipulation and in full satisfaction of any and all claims for attorneys’ fees that have been, could be or could have been asserted by Plaintiffs’ counsel or any other counsel for any member of the Class.

h.“Final,” when referring to the Order and Final Judgment, means that the Order and Final Judgment has been entered by the Court and one of the following has occurred: (i) the time for the filing or noticing of any motion for reconsideration, appeal, or other review of the Order and Final Judgment has expired without any such filing or notice, or (ii) the Order and Final Judgment has been affirmed in all material respects on an appeal or after reconsideration or other review and is no longer subject to review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal or review of the Order and Final Judgment or any order affirming the Order and Final Judgment has expired; provided, however, that any disputes or appeals relating solely to the amount, payment or allocation of attorneys’ fees and expenses shall have no effect on finality for purposes of determining the date on which the Order and Final Judgment became final, and shall not otherwise prevent, limit, or otherwise affect the Order and Final Judgment or prevent, limit, delay or hinder the Order and Final Judgment’s becoming final.

i.“Final Approval of the Fee Application” shall be deemed to occur on the first business day following the date any award of attorneys’ fees and expenses in connection with the Fee Application (defined herein) becomes final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise.

j.“Net Settlement Amount” means the Settlement Amount as defined herein less any Fee and Expense Award and Administrative Costs.

k.“Order and Final Judgment” means the Order and Final Judgment to be entered in the Consolidated Action substantially in the form attached as Exhibit D to the Stipulation or as modified by the Court with the written consent of the Parties or as modified by agreement of the Parties in writing.

l.“Parties” means Plaintiffs and Defendants.

m.“Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

n.“Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that Plaintiffs or any or all other Class Members ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under federal securities laws, including such claims within the exclusive jurisdiction of the federal courts, or state disclosure law or any claims that could be asserted derivatively on behalf of CNX Gas), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Transaction (including either or both of the Tender Offer and the Merger), (ii) any deliberations or negotiations in connection with the Transaction, (iii) the consideration received by Class Members or by any other Person in connection with the Transaction, (iv) the Schedule TO, the 14D-9 or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Transaction, (v) the fiduciary duties and obligations of the Released Parties in connection with the Transaction, (vi) any of the allegations in any complaint or amendment(s) thereto filed in the Consolidated Action, including in any of its constituent actions, or the Pennsylvania Actions, or (vii) any other actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or otherwise related, directly or indirectly, in any way to, the Consolidated Action or the Pennsylvania Actions, or the subject matter of those actions; provided, however, that the Released Claims shall not include claims to enforce the Settlement.

k.Whether or not any or all of the following Persons were named, served with process or appeared in the Consolidated Action, “Released Parties” means (i) Defendants (i.e., CNX Gas, CONSOL, Harvey, Baxter, and Gupta), (ii) any Person which is, was, or will be related to or affiliated with any or all of Defendants or in which any or all of Defendants has, had, or will have a controlling interest, and (iii) each and all of the foregoing’s respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

l.“Settlement” means the settlement of the Consolidated Action between and among Plaintiffs, on behalf of themselves and the Class, and Defendants, as set forth in the Stipulation.

m.“Settlement Amount” means a total of forty-two million, seven hundred thirty thousand nine hundred thirteen dollars and fifty cents in cash ($42,730,913.50). Defendants and/or their insurers will fund in its entirety the Settlement Amount. Nothing in this paragraph shall have an effect on the respective rights and obligations between or among Defendants or their respective insurers, or upon any separate agreements concerning the claims, defenses, debts, obligations or payments between or among Defendants.

n.“Settlement Payment Recipients” means all Class Members who were beneficial holders of CNX Gas common stock on May 26, 2010, or if they did not tender their shares in the Tender Offer, at the time of the consummation of the short-form merger on May 28, 2010 (the “Closing”), and who received consideration for shares of CNX Gas common stock in the Transaction, and who submitted a valid claim form in the form attached hereto (the “Proof of Claim”) to the Paying Agent.

PROCEDURE

13.If the Stipulation is terminated pursuant to Paragraph 20 thereof, (a) Plaintiffs shall within ten (10) business days cause to be refunded to CONSOL all amounts held in the Account as of the date of termination (i.e., the Administration Fund, plus any interest earned thereon and less any reasonable and necessary Administrative Costs incurred prior to such date), and (b) all of the Parties to the Stipulation shall be deemed to have reverted to their respective litigation status immediately prior to the execution of the Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed (except for Paragraphs 20, 21, 27, and 28 thereof, which shall survive the occurrence of any such event) and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in the Consolidated Action shall be preserved without prejudice in any way. Furthermore, in the event of such termination, Plaintiffs and Plaintiffs’ counsel agree that neither the Stipulation, nor any statements made in connection with the negotiation of the Stipulation, may be used or entitle any Party to recover any fees, costs or expenses incurred in connection with the Consolidated Action or in connection with any other litigation or judicial proceeding.

14.If the Court approves the Settlement, the Consolidated Action and the Released Claims will be dismissed on the merits with respect to all Released Parties and with prejudice against Plaintiffs and all Class Members. Such release and dismissal will bar the institution or prosecution by any of the Plaintiffs or any Class Member of any other action asserting any Released Claim against any of the Released Parties

15.In the event that the Stipulation is terminated pursuant to its terms or is not approved in all material respects by the Court, Defendants withdraw from the Settlement pursuant to the terms of the Stipulation, the Effective Date does not occur, the proposed Settlement otherwise does not become final for any reason, or any judgment or order entered pursuant to the Stipulation is reversed, vacated, or modified in any material respect by the Court or any other court, no reference to the Stipulation or any documents related thereto shall be made by the Parties for any purpose, except as expressly authorized by the terms of the Stipulation. If any of the foregoing events occur, Defendants reserve the right to oppose certification of any plaintiff class in any proceeding.

RELEASE OF UNKNOWN CLAIMS

16.The releases contemplated in the Settlement and Stipulation extend to Unknown Claims, as defined in the following paragraph.

17.“Unknown Claims” means any claim that any Plaintiff or any other Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement or to object or to not object to the Settlement. With respect to any of the Released Claims, the Parties have stipulated and agreed that upon the occurrence of the Effective Date, Plaintiffs shall expressly and each Class Member shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

18.Plaintiffs acknowledge, and the Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the Class Members, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

ATTORNEYS’ FEES

19.Plaintiffs’ counsel intend to petition the Court for an award of attorneys’ fees in an aggregate amount of 27.5% of the Settlement Amount plus reimbursement of expenses incurred in connection with the Consolidated Action (the “Fee Application”), which petition will be wholly inclusive of any request for attorneys’ fees and expenses on behalf of any Class Member or his, her or its counsel in connection with the Settlement. Defendants agree not to oppose this request and shall take no position as to the Fee Application. The Parties acknowledge and agree that any attorneys’ fees and expenses awarded by the Court in the Consolidated Action to Plaintiffs’ counsel shall be paid solely from the Settlement Payment. The Fee Application shall be the only petition for attorneys’ fees and expenses filed by or on behalf of Plaintiffs and Plaintiffs’ counsel. The Parties shall cooperate in opposing any other petition for an award of attorneys’ fees or reimbursement of expenses in connection with any other litigation concerning the Transaction. In the event that the Court awards any attorney’s fees or reimbursement of expenses to counsel for any Class Member other than Class Counsel in connection with the Settlement, including counsel for any plaintiff in the Pennsylvania Actions, such fees and/or expenses shall be paid out of the Settlement Amount and no Defendant shall have any further responsibility therefor.

20.Final resolution by the Court of the Fee Application shall not be a precondition to the Settlement or the dismissal of the Consolidated Action in accordance with the Settlement and the Stipulation, and the Fee Application may be considered separately from the Settlement. Neither any failure of the Court or any other court (including any appellate court) to approve the Fee Application in whole or in part, nor any other reduction, modification, or reversal of the award order or failure of the award order to become final, shall have any impact on the effectiveness of the Settlement, provide any of the Parties with the right to terminate the Settlement or the Stipulation, or affect or delay the binding effect or finality of the Order and Final Judgment and the release of the Released Claims. Notwithstanding any other provision of the Stipulation, no fees or expenses shall be paid to Plaintiffs’ counsel in the absence of the occurrence of Final Approval of the Fee Application.

CLASS CERTIFICATION

21.On _________ __, 2013, the Court entered an Order (the “Scheduling Order”)
providing for, among other things, the mailing of this Notice to the Class Members and the scheduling of the Settlement Hearing.

22.At the Settlement Hearing, the Court will determine, among other things, whether (i) the Class contemplated in the Consolidated Action is so numerous that joinder of all members is impracticable; (ii) there are questions of law or fact common to the Class; (iii) the claims of the representative Plaintiffs are typical of the claims of the Class; (iv) the class representatives and Class Counsel have fairly and adequately protected the interests of the Class; and (v) the Consolidated Action otherwise complies with Delaware Court of Chancery Rules 23(a) and (b)(1) and/or (b)(2).

THE SETTLEMENT HEARING

23.The Court has scheduled a Settlement Hearing which will be held on __________ __, 2013 at __:__ _.m., in the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to:

a.Determine whether the Certification Order may be amended to provide that the Consolidated Action may be maintained as a class action and that the Class should be recertified, for settlement purposes, pursuant to Delaware Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2);

b.Determine whether Plaintiffs and Class Counsel have adequately represented the interests of the Class in the Consolidated Action;

c.Determine whether the Stipulation, and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable and adequate to the Class Members and should be approved by the Court;

d.Determine whether the Order and Final Judgment should be entered dismissing the Consolidated Action and Released Claims with prejudice as against Plaintiffs and the Class, releasing and discharging with respect to Plaintiffs and all Class Members the Released Claims against the Released Parties, and permanently barring and enjoining prosecution of any and all Released Claims in any forum;

e.Hear and rule on any objections to the Settlement;

f.Consider the Fee Application, and any objections thereto; and
g.Rule on other such matters as the Court may deem appropriate.
RIGHT TO APPEAR AT SETTLEMENT HEARING
24.Any Class Member who objects to the Stipulation, the Settlement, the class action determination, the Order and Final Judgment to be entered therein, and/or the Fee Application, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant. To do so, you must, no later than ten (10) calendar days prior to the Settlement Hearing (unless the Court otherwise directs for good cause shown), serve the following documents on the attorneys listed below: (a) a written notice of the intention to appear; (b) proof of membership in the Class, (c) a detailed summary of the objections to any matter before the Court; (d) the grounds therefor or the reasons for wanting to appear and to be heard; and (e) all documents and writings the Court shall be asked to consider. These papers must be served upon the following attorneys by hand delivery, overnight mail, or electronic filing and service:

Rigrodsky & Long, P.A. Seth D. Rigrodsky Brian D. Long 2 Righter Parkway, Suite 120 Wilmington, DE 19803	Potter, Anderson & Corroon LLP Donald J. Wolfe, Jr. Brian C. Ralston 1313 North Market Street Wilmington, DE 19801
25.You must also contemporaneously deliver a copy to the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801. Even if you do not appear at the Settlement Hearing, the Court will consider your written submission if it is served and filed in accordance with the foregoing procedures. ANY PERSON WHO FAILS TO OBJECT IN THE MANNER PRESCRIBED ABOVE SHALL BE DEEMED TO HAVE WAIVED SUCH OBJECTION AND SHALL FOREVER BE BARRED FROM RAISING SUCH OBJECTION IN THE CONSOLIDATED ACTION OR ANY OTHER ACTION OR PROCEEDING.

ORDER AND FINAL JUDGMENT OF THE COURT

26.If the Settlement is approved by the Court, the Parties will promptly request the Court to enter an Order and Final Judgment, which will, among other things:

a.Make final the Court’s determination to recertify the Class pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2) for purposes of the Settlement;

b.Approve the Settlement, adjudge the terms of the Settlement to be fair, reasonable, and adequate to the Class, and direct consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

c.Determine that the requirements of the Court of Chancery Rules and due process have been satisfied in connection with notice to the Class;

d.Dismiss the Consolidated Action and the Released Claims with prejudice, said dismissal subject only to compliance by the Parties with the terms of the Stipulation and any Order of the Court concerning the Stipulation;

e.Release, settle, and discharge the Released Parties from and with respect to all Released Claims;

f.Permanently bar and enjoin Plaintiffs and all other Class Members, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, from commencing, instituting, maintaining, prosecuting or asserting, either directly or in any other capacity, in any forum, any Released Claims against any of the Released Parties;

g.Release, settle, and discharge Plaintiffs and Plaintiffs’ counsel from all claims, including Unknown Claims, arising out of or relating to the institution, prosecution, settlement, or resolution of the Consolidated Action (other than claims by the Parties to the Stipulation to enforce the terms of the Stipulation or Settlement); and

h.Provide that the Order and Final Judgment, including the release of all Released Claims against all Released Parties, shall have res judicata and other preclusive effect in all pending and future lawsuits, arbitrations or other proceedings maintained by or on behalf of, any of the Plaintiffs and all other Class Members, as well as any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

27.This Notice does not purport to be a comprehensive description of the Consolidated Action, the allegations or transactions related thereto, the Settlement Payment, the terms of the Stipulation and Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Consolidated Action, unless sealed, at the Office of the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT. Questions regarding the Settlement should be directed to Plaintiffs’ counsel as follows:

Rigrodsky & Long, P.A.
Seth D. Rigrodsky
Brian D. Long
Gina M. Serra
2 Righter Parkway, Suite 120
Wilmington, DE 19803
(302) 295-5310

NOTICE TO PERSONS OR ENTITIES
HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

28.Brokerage firms, banks, and other persons or entities who are members of the Class in their capacities as record holders, but not as beneficial holders, are requested to send this Notice promptly to beneficial holders. Additional copies of this Notice for transmittal to beneficial holders are available by writing to the Notice Administrator, as follows:

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION
NOTICE ADMINISTRATOR
ATTENTION: FULFILLMENT DEPARTMENT
c/o A.B. DATA, LTD.
3410 WEST HOPKINS STREET
PO BOX 170500
MILWAUKEE, WI 53217-8091
866-561-6065
1-414-961-4888 outside the United States or Canada
1-414-961-6588 fax
fulfillment@abdata.com
abdataclassaction.com

18.You may also furnish the names and addresses of your beneficial holders in writing to the Notice Administrator, which will then be responsible for sending the Notice to such beneficial holders, by sending such names and addresses to the Notice Administrator, at the following address:

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION
NOTICE ADMINISTRATOR
ATTENTION: FULFILLMENT DEPARTMENT
c/o A.B. DATA, LTD.
3410 WEST HOPKINS STREET
PO BOX 170500
MILWAUKEE, WI 53217-8091
866-561-6065
1-414-961-4888 outside the United States or Canada
1-414-961-6588 fax
fulfillment@abdata.com
abdataclassaction.com
BY ORDER OF THE COURT

Register in Chancery
Dated: ________ __, 2013

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION	Consolidated C.A. No. 5377-VCL	For Official Use Only *CNX Gas*

PROOF OF CLAIM
Please complete the Proof of Claim below if you were a record holder or beneficial owner of CNX Gas Corporation (“CNX Gas”) common stock at the closing of the Tender Offer consummated by CONSOL Energy Inc. (“CONSOL”) on May 26, 2010 (“Tender Offer”), or if you were a record holder or beneficial owner of CNX Gas and did not tender your shares in the Tender Offer, at the time of the consummation of the short-form merger on May 28, 2010. Excluded persons and entities include CNX Gas; CONSOL; T. Rowe Price Associates, Inc. (“T. Rowe Price”); J. Brett Harvey (“Harvey”), Phillip W. Baxter (“Baxter”), and Raj K. Gupta (“Gupta”) (CNX Gas, CONSOL, Harvey, Baxter, and Gupta are collectively referred to as “Defendants”); and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price (other than employees of such entities who were not directors or officers during the period from March 21, 2010 through and including May 28, 2010), as well as the stockholders who submitted the Exclusion Request (as defined in the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (“Notice”)).
This Proof of Claim must contain the name, address, and taxpayer identification number (TIN) of the beneficial owner(s). The TIN, consisting of a valid Social Security number (SSN) for individuals or employer identification number (EIN) for business entities, trusts, estates, etc., and telephone number of the beneficial owner(s) may be used in verifying this claim; this information is required.
You must also provide the quantity of shares and the stock certificate numbers (if shares were held in certificate form; if shares were held through a brokerage account, certificate numbers would not be needed). You must sign the Proof of Claim in the space provided in order to make a valid claim. Please also provide your brokerage statement for May 2010 or a letter from your bank, broker, or other nominee indicating the quantity of shares held at the closing of the Tender Offer on May 26, 2010, or if you did not tender your shares in the Tender Offer, the quantity of shares held at the time of the consummation of the short-form merger on May 28, 2010. If you held shares in certificate form, please provide confirmation from the transfer agent of surrender.
Proof of Claim forms must be postmarked no later than    and mailed to:

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION
NOTICE ADMINISTRATOR
ATTENTION: FULFILLMENT DEPARTMENT
c/o A.B. DATA, LTD.
3410 WEST HOPKINS STREET
PO BOX 170500
MILWAUKEE, WI 53217-8091

1.	Please sign the below release and certification. If this Proof of Claim is being submitted on behalf of multiple claimants, then all claimants must sign.
2.Remember to attach only copies of acceptable supporting documentation.
3.Please do not highlight any portion of the Proof of Claim or any supporting documents.
4.Do not send original stock certificates or documentation. These items cannot be returned to you by the Paying Agent.
5.Keep copies of the completed Proof of Claim and documentation for your own records.
6.You will not receive confirmation of receipt of your Proof of Claim; if confirmation is desired, please send your Proof of Claim Certified Mail, Return Receipt requested.

7.
If your address changes in the future, or if this Proof of Claim was sent to an old or incorrect address, please send the Paying Agent written notification of your new address. If you change your name, please inform the Paying Agent.

8.	If you have any questions or concerns regarding your Proof of Claim, please contact the Paying Agent at the above address or call ___________________ or visit abdataclassaction.com/cases.aspx.

PART I—CLAIMANT INFORMATION
Last Name (Claimant)                                     First Name (Claimant)

Last Name (Beneficial Owner If Different from Claimant)                     First Name (Beneficial Owner)

Last Name (Co-Beneficial Owner)                                  First Name (Co-Beneficial Owner)

Company/Other Entity (If Claimant Is Not an Individual)                     Contact Person (If Claimant Is Not an Individual)

Record Owner’s Name (If Different From Beneficial Owner Listed Above (e.g., Trust, Nominee, Other, etc.))

Account Number (If Claimant Is Not an Individual)                     Trust/Other Date (If Applicable)

Address Line 1

Address Line 2 (If Applicable)

City                                                 State         Zip Code

Foreign Province                         Foreign Zip Code                 Foreign Country

□ Check Here to Use Alternate Address for Distribution (Optional)
Distribution Address Line 1

Distribution Address Line 2 (If Applicable)

City                                                 State         Zip Code

Foreign Province                         Foreign Zip Code                 Foreign Country

Telephone Number (Day)                                 Telephone Number (Night)

Beneficial Owner’s Employer Identification Number or Social Security Number

E-mail Address (an e-mail address is not required, but if you provide it, you authorize the Paying Agent to use it in providing you with information relevant to this claim.)

IDENTITY OF CLAIMANT (check only one): □ Individual □ Corporation □ Joint Owners □ Estate □ Trust □ Partnership □ Private Pension Fund □ Legal Representative □ IRA, Keogh, or other type of individual retirement plan (indicate type of plan, mailing address, and name of current custodian on separate sheet) □ Other (specify, describe on separate sheet)
PART II—HOLDINGS ON MAY 26, 2010 OR MAY 28, 2010
HOLDINGS ON MAY 26, 2010 OR MAY 28, 2010:
State the number of shares of CNX Gas common stock surrendered at the closing of the Tender Offer on May 26, 2010, or if you did not tender your shares in the Tender
Offer, the number of shares at the time of the consummation of the short-form merger on May 28, 2010. Documentation includes brokerage statements from May 2010 showing the quantity of shares surrendered, a letter from your bank, broker, or other nominee indicating the quantity of shares surrendered, or proof of stock certificate surrender (see below for more details if your shares were held in certificate form).

Proof enclosed: □ Y □ N

STOCK CERTIFICATE NUMBERS (If applicable)
List below the stock certificate numbers for all CNX Gas common stock surrendered pursuant to the Tender Offer on May 26, 2010      Proof of surrender enclosed? □ Y □ N
or the merger on May 28, 2010, for all shares NOT HELD IN A BROKERAGE ACCOUNT. Be sure to attach documentation of surrender such as a letter accompanying a payment for surrendered shares from the transfer agent or your broker.
CERTIFICATE 1:

CERTIFICATE 2:

CERTIFICATE 3:

CERTIFICATE 4:

CERTIFICATE 5:

IF YOU REQUIRE ADDITIONAL SPACE, ATTACH EXTRA SCHEDULES IN THE SAME FORMAT AS ABOVE. PRINT THE BENEFICIAL OWNER’S FULL NAME AND TAXPAYER IDENTIFICATION NUMBER ON EACH ADDITIONAL PAGE.
YOU MUST SIGN THE PROOF OF CLAIM ON PAGE __.
PART III—RELEASE AND CERTIFICATION
On behalf of myself (ourselves) or the beneficial owner, I (we) am (are) authorized to file this Proof of Claim, and on behalf of each of my (our, his, her, its) heirs, agents, executors, trustees, administrators, predecessors, successors, and assigns, I (we, he, she, it) hereby acknowledge that as of the Effective Date, I (we, he, she, it) shall (i) be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Claims (as defined in the Notice), as against each and every one of the Released Parties; (ii) forever be barred and enjoined from commencing, instituting, prosecuting, or maintaining any of the Released Claims against any of the Released Parties; and (iii) be deemed to have covenanted not to sue any Released Party on the basis of any Released Claim or, unless compelled by operation of law, to assist any person in commencing or maintaining any suit relating to any Released Claim against any Released Party.
□ By checking this box I certify that I (we) am (are) or, if I am filing on behalf of another, that party, is not an excluded party under the terms of the Stipulation. Excluded parties include: CNX Gas, CONSOL, T. Rowe Price, Harvey, Baxter, Gupta, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price (other than employees of such entities who were not directors or officers during the period from March 21, 2010 through and including May 28, 2010), as well as the stockholders who submitted the Exclusion Request.

By signing and submitting this Proof of Claim, the claimant(s) or the person(s) who represent(s) the claimant(s) certifies (certify) as follows:

1.	That I (we) have read the Notice, and the Proof of Claim, including the releases provided for in the settlement;
2.That the claimant(s) is (are) a Class Member(s), as defined in the Notice, and is (are) not excluded from the Class;

3.
That the claimant(s) owned the CNX Gas common stock identified in the Proof of Claim and has (have) not assigned the claim against the Released Parties to another, or that, in signing and submitting this Proof of Claim, the claimant(s) has (have) the authority to act on behalf of the owner(s) thereof;

4.
That the claimant(s) has (have) not submitted any other claim covering the same purchases, acquisitions, sales, or holdings of CNX Gas common stock and knows (know) of no other person having done so on his/her/its/their behalf;

5.	That the claimant(s) submits (submit) to the jurisdiction of the Court with respect to his/her/its/their claim and for purposes of enforcing the releases provided for in the settlement;

6.	That I (we) agree to furnish such additional information with respect to this Proof of Claim as the Paying Agent or the Court may require;

7.
That I (we) acknowledge that the claimant(s) will be bound by and subject to the terms of the Stipulation and Agreement of Compromise and Settlement and any judgment that may be entered in the litigation, including the releases and covenants set forth therein; and

8.	That I (we) certify that I am (we are) not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

NOTE: If you have been notified by the Internal Revenue Service that you are subject to backup withholding, please strike the language that you are not subject to backup withholding in the certification above. The Internal Revenue Service does not require your consent to any provision other than the certification required to avoid backup withholding.
UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED BY ME (US) ON THIS FORM IS TRUE, CORRECT, AND COMPLETE AND THAT THE DOCUMENTS SUBMITTED HEREWITH ARE TRUE AND CORRECT COPIES OF WHAT THEY PURPORT TO BE.
Signature of Claimant    Date    Print Name of Claimant
Signature of Joint Claimant (if any)    Date    Print Name of Joint Claimant
Capacity of Person(s) Signing, e.g., beneficial owner(s), executor, administrator, trustee, etc.

THIS PROOF OF CLAIM MUST BE MAILED TO THE PAYING AGENT POSTMARKED BY _____________________________.

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CNX GAS CORPORATION SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 5377-VCL

ORDER AND FINAL JUDGMENT

On this ____ day of _____________, 2013, a hearing having been held before this Court to determine whether the terms and conditions of the Stipulation and Agreement of Compromise and Settlement, dated May 8, 2013 (the “Stipulation” or the “Settlement Agreement”), which is incorporated herein by reference, and the terms and conditions of the settlement proposed in the Stipulation (the “Settlement”) are fair, reasonable and adequate for the settlement of all claims asserted; and whether the Settlement should be approved by this Court and the Order and Final Judgment should be entered in the above-captioned consolidated class action (the “Consolidated Action”); and the Court having considered all matters submitted to it at the hearing and otherwise;
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:
1.This Order and Final Judgment incorporates and makes part hereof the Stipulation filed with this Court on May 8, 2013, including Exhibits A-D thereto. Unless otherwise defined in this Order and Final Judgment, the capitalized terms herein have the same meaning as they have in the Stipulation.
2.The mailing of the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the “Notice”) pursuant to and in the manner prescribed in the Scheduling Order on Approval of Class Action Settlement and Class Certification entered on ___________ __, 2013 (the “Scheduling Order”), which was mailed by first class mail on ____________ __, 2013, according to the proof of such mailing of the Notice to the Class filed with the Court by counsel for Plaintiffs, is hereby determined to be the best notice practicable under the circumstances and in full compliance with Rule 23 of the Rules of the Court of Chancery, the requirements of due process, and applicable law.
3.The Court hereby amends the Stipulated Order Granting Plaintiffs’ Motion for Class Certification, dated January 20, 2011, to provide that the Consolidated Action is a proper class action, for settlement purposes only, pursuant to Rules 23(a) and 23(b)(1) and/or (b)(2) of the Rules of the Court of Chancery, and hereby recertifies a Class as consisting of:
Any and all record holders and beneficial owners of common stock of CNX Gas at any time from March 21, 2010 through and including May 28, 2010 (the “Class Period”). Excluded from the Class are Defendants, T. Rowe Price, and any person, firm, trust, corporation, or other entity related to or affiliated with any Defendant or T. Rowe Price (other than employees of such entities who were not directors or officers during the Class Period), as well as the stockholders who submitted the Exclusion Request.

4.Specifically, the Court finds that the Class satisfies the numerosity requirement of Rule 23(a)(1). As of May 13, 2010, there were over 15.5 million public shares of CNX Gas common stock issued and outstanding held by numerous stockholders that comprise the Class. There are common issues of fact and law sufficient to satisfy Rule 23(a)(2), including whether Defendants breached their fiduciary duties to members of the Class, and whether Plaintiffs and the members of the Class were damaged as a consequence of Defendants’ actions. The claims of the representative Plaintiffs are typical of the claims of absent members of the Class in that they all arise from the same allegedly wrongful course of conduct and are based on the same legal theories, satisfying Rule 23(a)(3). The representative Plaintiffs and Class Counsel are adequate representatives of the Class, satisfying Rule 23(a)(4). In addition, the prosecution of separate actions by Class Members would create a risk of inconsistent or varying adjudications with respect to individual Class Members which would establish incompatible standards of conduct for Defendants; the prosecution of separate actions by Class Members would create a risk of adjudications with respect to individual Class Members which would, as a practical matter, be dispositive of the interests of the other Class Members not parties to the adjudications or substantially impair or impede their ability to protect their interests; and Defendants have allegedly acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or declaratory relief with respect to the Class as a whole.
5.The Settlement of this Consolidated Action as provided for in the Stipulation is approved as fair, reasonable and adequate to Plaintiffs and the Class.
6.The Parties to the Stipulation are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.
7.This Consolidated Action and all Released Claims are hereby dismissed on the merits and with prejudice, and without costs, in full and final discharge of any and all claims or obligations that were or could have been asserted in the Consolidated Action against Defendants.
8.All Class Members shall be and are deemed bound by the Stipulation and this Order and Final Judgment. This Order and Final Judgment, including the release of all Released Claims against all Released Parties, shall have res judicata and other preclusive effect in all pending and future lawsuits, arbitrations or other proceedings maintained by or on behalf of any of the Plaintiffs and all other Class Members, as well as any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them.
9.Plaintiffs and the Class Members, on behalf of themselves, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, but excluding Defendants and any firm, trust, corporation or other entity controlled by any Defendant, for good and sufficient consideration received, hereby shall be deemed to have, and by operation of this Order and Final Judgment shall have, fully, completely and forever released and discharged (i) Defendants (i.e., CNX Gas, CONSOL, Harvey, Baxter, and Gupta), (ii) any Person which is, was, or will be related to or affiliated with any or all of Defendants or in which any or all of Defendants has, had, or will have a controlling interest, and (iii) each and all of the foregoing’s respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates (consistent with the Stipulation, the “Released Parties”) of and from any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined in the Stipulation), that Plaintiffs or any or all other Class Members ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under federal securities laws, including such claims within the exclusive jurisdiction of the federal courts, or state disclosure law or any claims that could be asserted derivatively on behalf of CNX Gas), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Transaction (including either or both of the Tender Offer and the Merger), (ii) any deliberations or negotiations in connection with the Transaction, (iii) the consideration received by Class Members or by any other Person in connection with the Transaction, (iv) the Schedule TO, the 14D-9 or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Transaction, (v) the fiduciary duties and obligations of the Released Parties in connection with the Transaction, (vi) any of the allegations in any complaint or amendment(s) thereto filed in the Consolidated Action, including in any of its constituent actions, or the Pennsylvania Actions, or (vii) any other actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or otherwise related, directly or indirectly, in any way to, the Consolidated Action or the Pennsylvania Actions, or the subject matter of those actions (consistent with the Stipulation, the “Released Claims”); provided, however, that the Released Claims shall not include claims to enforce the Settlement.
10.Defendants and all Released Parties hereby shall be deemed to have, and by operation of this Order and Final Judgment shall have, fully, completely, finally, and forever released, relinquished and discharged Plaintiffs and Plaintiffs’ counsel from all claims, including Unknown Claims, arising out of or relating to the institution, prosecution, settlement, or resolution of the Consolidated Action (provided, however, that this release, relinquishment and discharge shall not include claims by the Parties to enforce the terms of the Settlement or Settlement Agreement).
11.Plaintiffs and all Class Members, and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, are hereby permanently barred and enjoined from commencing, instituting, maintaining, prosecuting or asserting, either directly or in any other capacity, in any forum, any Released Claims against any of the Released Parties.
12.Neither the Stipulation nor this Order and Final Judgment, nor the facts or any terms of the Settlement, is to be considered in this or any other proceeding as evidence, or a presumption, admission or concession by any Party in the Consolidated Action, any signatory to the Stipulation or any Released Party, of any fault, liability or wrongdoing whatsoever, or lack of any fault, liability or wrongdoing, as to any facts or claims alleged or asserted in the Consolidated Action, or any other actions or proceedings. Neither the Stipulation nor this Order and Final Judgment is a finding or evidence of the validity or invalidity of any claims or defenses in the Consolidated Action or any other actions or proceedings, or any wrongdoing by any of the Defendants named therein or any damages or injury to any Class Member. Neither the Stipulation nor this Order and Final Judgment, nor any of the terms and provisions thereof, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, may (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in the Consolidated Action, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity, or (iii) otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that (x) the Stipulation and/or this Order and Final Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue that the Stipulation and/or this Order and Final Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or this Order and Final Judgment and (y) Plaintiffs and Plaintiffs’ counsel may refer to the final, executed version only of the Stipulation in connection with the Fee Application.
13.Plaintiffs’ counsel in the Consolidated Action are hereby awarded attorneys’ fees in the sum of $______________ in connection with the Consolidated Action, which sum the Court finds to be fair and reasonable, and reimbursement of expenses in the amount of $______________. Such sums shall be paid solely from the Settlement Payment pursuant to the provisions of the Stipulation. No counsel representing any Plaintiff in the Consolidated Action shall make any further or additional application for fees and expenses to the Court or any other court, nor shall counsel for any other Class Member (including counsel for plaintiffs in the Pennsylvania Actions) make any further or additional application for fees and expenses to the Court pursuant to the Settlement.
14.    The Court hereby finds and concludes that the procedures and plan for allocating the Settlement Payment provides a fair, reasonable, and adequate basis upon which to allocate the net settlement proceeds among Settlement Payment Recipients.
15.    Without further order of this Court, the Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of the Stipulation.
16.    If the Effective Date does not occur or Defendants withdraw from the Settlement pursuant to Paragraph 20 of the Stipulation, this Order and Final Judgment shall be rendered null and void and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith except for Paragraph 12 hereof and Paragraphs 20, 21, 27, and 28 of the Stipulation, which shall survive any such termination or vacatur, shall be null and void, and the Parties returned, without prejudice in any way, to their respective litigation positions immediately prior to the execution of the Stipulation.
18.    The binding effect of this Order and Final Judgment and the obligations of Plaintiffs and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of the Fee Application.
19.    Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration, consummation and enforcement of the Settlement and this Order and Final Judgment.
20.    The Register in Chancery is directed to enter and docket this Order and Final Judgment.

____________________________________
Vice Chancellor

Dated: _____________________, 2013

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